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                                   EXHIBIT 2

           FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER





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                                                                  EXECUTION COPY




           FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


      THIS FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 3, 1997, by and among PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP, a Michigan business corporation ("Professionals Group"), PICOM INSURANCE COMPANY, a Michigan stock insurance company ("PICOM"), and PHYSICIANS PROTECTIVE TRUST FUND, a medical malpractice self-insurance trust fund organized under Florida Statutes Section 627.357 ("PPTF").

                                  WITNESSETH:

      WHEREAS, the Boards of Directors of Professionals Group and PICOM have determined that it is in the best interests of their respective companies and their stockholders to effect a "merger of equals" of Professionals Group and PPTF through the consummation of the business combination transactions provided for in this Agreement; and

      WHEREAS, the Board of Trustees of PPTF has determined that it is in the best interests of its members to effect a "merger of equals" of Professionals Group and PPTF through the consummation of the business combination transactions provided for in this Agreement; and

      WHEREAS, it is the intent of the respective Boards of Directors of Professionals Group and PICOM, and of the Board of Trustees of PPTF, that Professionals Group and PICOM be the surviving corporations in such business combination transactions, and that following the consummation of such business combination transactions, Professionals Group and PICOM be governed and operated on the basis of a "merger of equals" of Professionals Group and PPTF; and

      WHEREAS, Professionals Group, PICOM and PPTF entered into an Agreement and Plan of Merger dated as of August 14, 1997 (the "Initial Merger Agreement") providing for business combination transactions upon the terms and conditions set forth therein; and

      WHEREAS, it was determined that such business combination transactions could not be consummated upon the terms set forth in the Initial Merger Agreement; and

      WHEREAS, Professionals Group, PICOM and PPTF have agreed to certain modifications and amendments to the Initial Merger Agreement and desire to amend and restate the Initial Merger Agreement in its entirety so as to reflect such modifications and amendments; and

      WHEREAS, Professionals Group, PICOM and PPTF desire to make certain representations, warranties and agreements in connection with, and to prescribe certain conditions to, such business combination transactions.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:


                                   ARTICLE I
                                  THE MERGERS

      1.1 Formation of INSCO. Subject to the terms and conditions of this Agreement, and for the sole purpose of facilitating the consummation of the transactions contemplated by this Agreement by merging with and into PPTF, Professionals Group and PICOM shall cause a stock insurance company ("INSCO") to be incorporated as a wholly-owned subsidiary of Professionals Group under and pursuant to Title XXXVII, Florida Statutes, as amended (the "Florida Insurance Code"), and to become authorized to transact business in the State of Michigan under and pursuant to the Michigan Insurance Code of 1956, as amended (the "Michigan Insurance Code"), and in the State of Florida under and pursuant to the Florida Insurance Code. Prior to the INSCO Effective Time (as defined in Section 1.3 of this Agreement), INSCO shall not write or underwrite any lines of insurance and INSCO shall not engage in any business activities other than those business activities as are expressly provided for or contemplated by this Agreement.





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      1.2  INSCO Merger. Subject to the terms and conditions of this Agreement and in accordance with the Florida Insurance Code, at the INSCO Effective Time, PPTF shall merge with and into INSCO (the "INSCO Merger"). INSCO shall be the surviving corporation in the INSCO Merger, and shall continue its corporate existence under the laws of the State of Florida. Upon consummation of the INSCO Merger, the separate existence (corporate and otherwise) of PPTF shall terminate.

      1.3 INSCO Effective Time. The INSCO Merger shall become effective as set forth in articles of merger (the "INSCO Certificate of Merger") filed with the appropriate authorities of the State of Florida on the Closing Date (as defined in Section 9.1 of this Agreement). The effective date and time of the INSCO Merger specified in the INSCO Certificate of Merger shall be no earlier than the date and time the INSCO Certificate of Merger is filed with the appropriate authorities of the State of Florida and shall be as soon after such filing as is practicable. The term "INSCO Effective Time" shall be the date and time when the INSCO Merger becomes effective, as set forth in the INSCO Certificate of Merger filed in accordance with the Florida Insurance Code and the Florida Business Corporation Act, as amended (the "FBCA").

      1.4 Effects of INSCO Merger. At and after the INSCO Effective Time, the INSCO Merger shall have the effects set forth in this Agreement, the INSCO Certificate of Merger, the Florida Insurance Code and the FBCA. At the INSCO Effective Time, (i) the insurance policies and indemnity agreements previously issued by PPTF and then in effect (collectively, the "PPTF Indemnity Agreements") will become and be insurance policies issued by INSCO and will be converted from assessable insurance policies to nonassessable insurance policies, without any endorsement or modification thereto, and the coverages and benefits under such PPTF Indemnity Agreements will continue unaffected by the INSCO Merger; (ii) all rights, franchises, licenses and interests of PPTF in and to every type of property, real, personal and mixed, and all choses in action of PPTF shall continue unaffected and uninterrupted by the INSCO Merger and shall accrue to INSCO; (iii) all obligations and liabilities of PPTF (including all surplus notes previously issued by PPTF (the "PPTF Surplus Notes")) then outstanding shall become and be obligations of INSCO and shall continue unaffected and uninterrupted by the INSCO Merger; and (iv) no action or proceeding then pending and to which PPTF is a party shall be abated or discontinued but may be prosecuted to final judgment by INSCO. If the INSCO Merger is not consummated, then PPTF will remain a medical malpractice self-insurance trust fund organized under Florida Statutes Section 627.357.

      1.5  Conversion of Membership Rights.

           (a) At the INSCO Effective Time, and except as otherwise provided in this Agreement, by virtue of the INSCO Merger and without any action on the part of Professionals Group, PICOM, INSCO, PPTF or any Eligible Member (as defined in Exhibit A to this Agreement), all Membership Rights (as defined in Exhibit A to this Agreement) shall be converted into 4,089,160 shares (the "Aggregate Merger Shares") of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock").





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Notwithstanding anything express or implied to the contrary in this
Agreement or the Allocation Formula (as defined in this Section 1.5): (x) the aggregate number of shares of Professionals Group Common Stock issuable as a result of the INSCO Merger shall be not more than 4,089,160 shares of Professionals Group Common Stock; (y) no fractional shares of Professionals Group Common Stock shall be issued to any Eligible Member and, in lieu thereof, all of said fractional shares shall be paid the cash equivalent value thereof based on the average of the daily closing prices per share of Professionals Group Common Stock as reported on the Nasdaq National Market for the period of twenty (20) business days ending on the fifth (5th) business day prior to the Closing Date; and (z) except as otherwise expressly provided in Section 1.28 of this Agreement, no shares of Professionals Group Common Stock shall be issuable or issued to any person or entity other than an Eligible Member in connection with the INSCO Merger.

           (b) At the INSCO Effective Time, and except as otherwise provided in this Agreement, by virtue of the INSCO Merger and without any action on the part of Professionals Group, PICOM, INSCO, PPTF or any Eligible Member: (i) all Eligible Members shall cease to have any rights as Eligible Members of PPTF (including the right to elect trustees, the right to vote as to other matters, and any rights with respect to the distribution of surplus in liquidation); and
(ii) all Membership Rights shall no longer be outstanding, and shall automatically be cancelled and shall cease to exist; provided, however, that at and after the INSCO Effective Time, each individual Membership Right shall represent the right to receive, in accordance with the Allocation Formula (as defined in this Section 1.5), a certificate representing the number of whole shares of Professionals Group Common Stock and cash in lieu of any fractional share of Professionals Group Common Stock into which such Membership Right has been converted pursuant to this Agreement.

           (c) In consideration for his or her Membership Right, each Eligible Member shall be allocated and shall be entitled to receive a portion of the Aggregate Merger Shares determined in accordance with an allocation formula (the "Allocation Formula"). The Allocation Formula shall be determined by PPTF and then approved by the appropriate authorities of the State of Florida. Once the Allocation Formula is so approved by such authorities, the parties to this Agreement shall prepare and execute an amendment to this Agreement that amends and restates Exhibit A to this Agreement so as to include the Allocation Formula as approved by such authorities. Each Membership Right shall be exchanged for certificates representing whole shares, and cash in lieu of any fractional share, of Professionals Group Common Stock in accordance with
Article II of this Agreement.

           (d) If, prior to the INSCO Effective Time, the outstanding shares of Professionals Group Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of Aggregate Merger Shares.

           (e) Membership Rights to which dissenters' rights are perfected under applicable law shall not be converted into or represent the right to receive any shares, or any cash payment in lieu of any fractional shares of Professionals Group Common Stock; provided, however, that if any holder of the dissenting Membership Right shall withdraw his or her demand for payment of the fair value of his or her Membership Right or shall fail to perfect his or her dissenters' rights in accordance with applicable law, then such holder's dissenting Membership Right shall cease to be a dissenting Membership Right





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and shall, subject to the terms of this Agreement, be converted into and represent the right to receive a certificate representing the number of whole shares of Professionals Group Common Stock and cash in lieu of any fractional share of Professionals Group Common Stock into which such Membership Right has been converted pursuant to this Agreement.

      1.6 INSCO Common Stock. At the INSCO Effective Time, each share of common stock of INSCO issued and outstanding immediately prior to the INSCO Effective Time shall remain an issued and outstanding share of common stock of INSCO, as the surviving corporation in the INSCO Merger, and shall not be affected by the INSCO Merger.

      1.7 INSCO Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the INSCO Effective Time, the Articles of Incorporation of INSCO then in effect shall be, and shall continue in effect as, the Articles of Incorporation of INSCO, as the surviving corporation in the INSCO Merger, until thereafter amended in accordance with this Agreement and applicable law.

      1.8 INSCO Bylaws. Subject to the terms and conditions of this Agreement, at the INSCO Effective Time, the Bylaws of INSCO then in effect shall be, and shall continue in effect as, the Bylaws of INSCO, as the surviving corporation in the INSCO Merger, until thereafter amended in accordance with this Agreement and applicable law.

      1.9 INSCO Merger Tax Consequences and Accounting Treatment. It is intended that (i) the INSCO Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the INSCO Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

      1.10 PICOM Merger. Subject to the terms and conditions of this Agreement and in accordance with the Michigan Insurance Code and the Florida Insurance Code, at the PICOM Effective Time (as defined in Section 1.11 of this Agreement), INSCO shall merge with and into PICOM (the "PICOM Merger," and together with the INSCO Merger, the "Mergers"). PICOM shall be the surviving corporation in the PICOM Merger, and shall continue its corporate existence under the laws of the State of Michigan. Upon consummation of the PICOM Merger, the separate corporate existence of INSCO shall terminate.

      1.11 PICOM Effective Time. The PICOM Merger shall become effective as set forth in certificates of merger or articles of merger (each, a "PICOM Certificate of Merger") filed with the appropriate authorities of the State of Michigan and the State of Florida on the Closing Date. The effective date and time of the PICOM Merger specified in the PICOM Certificates of Merger shall be no earlier than the date and time the PICOM Certificates of Merger are filed with the appropriate authorities of the State of Michigan and the State of Florida and shall be as soon after such filings as is practicable. The term "PICOM Effective Time" shall be the date and time when the PICOM Merger becomes effective, as set forth in the PICOM Certificates of Merger filed in accordance with the Michigan Insurance Code, the Florida Insurance Code and the FBCA.

      1.12 Effects of PICOM Merger. At and after the PICOM Effective Time, the PICOM Merger shall have the effects set forth in this Agreement, the PICOM Certificates of Merger, the Michigan Insurance Code, the Florida Insurance Code and the FBCA. At the PICOM Effective Time, (i) the insurance policies previously issued, or assumed by INSCO (including any PPTF Indemnity Agreements





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assumed by INSCO in, or as a result of, the INSCO Merger) and then in effect will become and be insurance policies issued by PICOM, without any endorsement or modification thereto, and the coverages and benefits under such insurance policies will continue unaffected by the PICOM Merger; (ii) all rights, franchises, licenses and interests of INSCO in and to every type of property, real, personal and mixed, and all choses in action of INSCO shall continue unaffected and uninterrupted by the PICOM Merger and shall accrue to PICOM;
(iii) all obligations and liabilities of INSCO (including all PPTF Surplus Notes) then outstanding shall become and be obligations of PICOM and shall continue unaffected and uninterrupted by the PICOM Merger; and (iv) no action or proceeding then pending and to which INSCO is a party shall be abated or discontinued but may be prosecuted to final judgment by PICOM.

      1.13 Conversion of INSCO Common Stock. At the PICOM Effective Time, and except as otherwise provided in this Agreement, by virtue of the PICOM Merger and without any action on the part of Professionals Group, PICOM, INSCO, PPTF or the holder of any securities of any of them, each share of common stock of INSCO issued and outstanding immediately prior to the PICOM Effective Time shall be converted into the number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, $1.00 par value per share, of PICOM, as the surviving corporation in the PICOM Merger, that is provided for in the PICOM Certificates of Merger. At and after the PICOM Effective Time each outstanding stock certificate which prior to the PICOM Effective Time represented shares of common stock of INSCO automatically and for all purposes shall be deemed to represent the number of shares of common stock of PICOM into which the shares of common stock of INSCO represented by such certificate have been converted pursuant to this Section 1.13.

      1.14 PICOM Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the PICOM Effective Time, the Articles of Incorporation of PICOM then in effect shall be, and shall continue in effect as, the Articles of Incorporation of PICOM, as the surviving corporation in the PICOM Merger, until amended in accordance with applicable law; provided, however, that in connection with and as a result of the consummation of the PICOM Merger, Article II of the Articles of Incorporation of PICOM then in effect shall be amended so as to change the name of PICOM to a name that is mutually agreed upon by Professionals Group and PPTF.

      1.15 PICOM Bylaws. Subject to the terms and conditions of this Agreement, at the PICOM Effective Time, the Bylaws of PICOM then in effect shall be, and shall continue in effect as, the Bylaws of PICOM, as the surviving corporation in the PICOM Merger, until amended in accordance with applicable law.

      1.16 PICOM Merger Tax Consequences; Accounting Treatment. It is intended that (i) the PICOM Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the PICOM Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

      1.17 PICOM Management. At the PICOM Effective Time, Eliot H. Berg, M.D., shall be the Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; W. Peter McCabe, M.D., shall be the Vice-Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; and Mr. Steven L. Salman (consistent with his legal obligations) shall be the President and Chief Executive Officer of PICOM, as the surviving corporation in the PICOM Merger.





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      1.18 PICOM Board of Directors.  At the PICOM Effective Time, the Board of
Directors of PICOM, as the surviving corporation in the PICOM Merger, shall consist of ten (10) persons; including Dr. McCabe, Mr. Adamo, and three (3) other persons named as directors of PICOM, as the surviving corporation in the PICOM Merger, by the Board of Directors of Professionals Group (the "PG PICOM Directors"), and Dr. Berg and Mr. Salman (consistent with his legal obligations), and three (3) other persons named as directors of PICOM, as the surviving corporation in the PICOM Merger, by the Board of Trustees of PPTF
(the "PPTF PICOM Directors"). The PG PICOM Directors and the PPTF PICOM Directors shall be divided as equally as practicable among the three classes of directors of PICOM, as the surviving corporation in the PICOM Merger, in proportion to the aggregate representation set forth in the preceding sentence; provided, however, (i) that Dr. McCabe shall not be in the same class of directors as Dr. Berg, (ii) that Mr. Adamo shall not be in the same class of directors as Mr. Salman, and (iii) that Mr. Salman shall not be in the same class of directors as Dr. Berg.

      1.19 PICOM Headquarters. At the PICOM Effective Time, the registered office of PICOM, as the surviving corporation in the PICOM Merger, shall be located in Okemos, Michigan, provided, however, that PICOM shall conduct significant corporate activities from regional executive offices located in Coral Gables, Florida and in Okemos, Michigan.

      1.20 Offer of Insurance. On the first renewal date occurring after the Closing Date with respect to each person or entity who was insured by PPTF, INSCO or PICOM at the PICOM Effective Time, PICOM will offer insurance to such person or entity (subject in each case to the underwriting standards of PICOM then in effect).

      1.21 Professionals Group Common Stock. At and after each of the INSCO Effective Time and the PICOM Effective Time, each share of Professionals Group Common Stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of Professionals Group and shall not be affected by either one or both of the Mergers.

      1.22 Professionals Group Warrants and Stock Options. At and after each of the INSCO Effective Time and the PICOM Effective Time, each option granted by Professionals Group to purchase shares of Professionals Group Common Stock which is outstanding and unexercised immediately prior thereto shall continue to represent a right to acquire shares of Professionals Group Common Stock and shall remain an issued and outstanding option to purchase from Professionals Group shares of Professionals Group Common Stock in the same amount and at the same exercise price subject to the terms of the Professionals Group Benefit Plans (as defined in Section 3.11 of this Agreement) under which they were issued and the agreements evidencing grants thereunder, and shall not be affected by either one or both of the Mergers.

      1.23 Professionals Group Articles of Incorporation. Subject to the terms and conditions of this Agreement, at each of the INSCO Effective Time and the PICOM Effective Time, the Articles of Incorporation of Professionals Group then in effect shall be, and shall continue in effect as, the Articles of Incorporation of Professionals Group until thereafter amended in accordance with applicable law.

      1.24 Professionals Group Bylaws. Subject to the terms and conditions of this Agreement, at each of the INSCO Effective Time and the PICOM Effective Time, the Bylaws of Professionals Group then in effect shall be, and shall continue in effect as, the Bylaws of Professionals Group until thereafter amended in accordance with applicable law.





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      1.25 Professionals Group Management.  At and after each of the INSCO
Effective Time and the PICOM Effective Time, Dr. McCabe shall be the Chairman of the Board of Professionals Group, Dr. Berg shall be the Vice-Chairman of the Board of Professionals Group, Mr. Adamo shall be the President and Chief Executive Officer of Professionals Group, and Mr. Salman (consistent with his legal obligations) shall be the Chief Operating Officer of Professionals Group.

      1.26 Professionals Group Board of Directors.

           (a) At each of the INSCO Effective Time and the PICOM Effective Time, the Board of Directors of Professionals Group shall consist of sixteen
(16) persons; including all eleven (11) of the persons who are directors of Professionals Group at the PICOM Effective Time (including Dr. McCabe and Mr. Adamo) (the "Professionals Group Representatives") and R. Kevin Clinton, FCAS, MAAA, who is the President of Michigan Educational Employees Mutual Insurance Company ("MEEMIC"), and Dr. Berg, Mr. Salman (consistent with his legal obligations) and three (3) other persons named as directors of Professionals Group by the Board of Trustees of PPTF (the "PPTF Representatives"). The PPTF Representatives shall be divided as equally as practicable among the three classes of directors of Professionals Group; provided, however, (i) that Dr. McCabe shall not be in the same class as Dr. Berg, (ii) that Mr. Adamo shall not be in the same class as either Mr. Salman or Mr. Clinton, and (iii) that Mr. Salman shall not be in the same class as Mr. Clinton.

           (b) At each of the INSCO Effective Time and the PICOM Effective Time there shall be a committee of the Board of Directors of Professionals Group known as the "Nominating Committee." Said committee (i) shall be comprised of four (4) members of the Board of Directors of Professionals Group, with two (2) members being selected from the Professionals Group Representatives and two (2) members being selected from the PPTF Representatives, and (ii) to the fullest extent permitted under the Articles of Incorporation and Bylaws of Professionals Group, shall be delegated and authorized to exercise the full power and authority of the Board of Directors of Professionals Group with respect to recommending nominees for election to the Board of Directors of Professionals Group. Action of this Nominating Committee of the Board of Directors of Professionals Group within the meaning of Section 523 of the Michigan Business Corporation Act, as amended, shall require the favorable vote of at least 75% of the members of this Nominating Committee.

      1.27 Professionals Group Headquarters. At each of the INSCO Effective Time and the PICOM Effective Time, the headquarters and principal executive offices of Professionals Group shall be located in Okemos, Michigan.

      1.28 PPTF Consulting and Other Arrangements.

           (a) On the date of the first annual meeting of stockholders of Professionals Group following the INSCO Effective Time (the "Publication Date"), Professionals Group shall issue and deliver to each person identified on Exhibit B to this Agreement as a "PPTF Trustee Participant" (each, a "PPTF Trustee Participant") a number of shares of Professionals Group Common Stock that is equal to 20% of the number that is set forth opposite the name of such PPTF Trustee Participant on Exhibit B to this Agreement. Upon and pursuant to the terms and conditions of a PPTF Trustee Participant's Consulting Agreement (as defined in this Section 1.28) Professionals Group shall issue and deliver Trustee Participant a number of shares of Professionals Group Common Stock that is equal to 80% of the number that is set forth opposite the name of such PPTF Trustee Participant on Exhibit B to this Agreement.





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           (b)   On the date of the first annual meeting of stockholders of
Professionals Group following the INSCO Effective Time Professionals
Group shall issue and deliver to each person identified on Exhibit B to this Agreement as a "PPTF Officer" (each, a "PPTF Officer") a number of shares of Professionals Group Common Stock that is equal to 20% of the number that is set forth opposite the name of such PPTF Officer on Exhibit B to this Agreement. Upon and pursuant to the terms and conditions of a PPTF Officer's Stock Grant Agreement (as defined in this Section 1.28), Professionals Group shall issue and deliver to such PPTF Officer a number of shares of Professionals Group Common Stock that is equal to 80% of the number that is set forth opposite the name of such PPTF Officer on Exhibit B to this Agreement.

           (c) Notwithstanding anything express or implied to the contrary in this Agreement: (i) no shares of Professionals Group Common Stock shall be issuable or issued or delivered to a PPTF Trustee Participant pursuant to this
Section 1.28 unless such PPTF Trustee Participant shall have executed and delivered to Professionals Group a Consulting, Confidentiality and Noncompetition Agreement in form and substance reasonably acceptable to Professionals Group and PPTF (each a "Consulting Agreement"); (ii) no shares of Professionals Group Common Stock shall be issuable or issued or delivered to a PPTF Officer pursuant to this Section 1.28 unless such PPTF Officer shall have executed and delivered to Professionals Group a Confidentiality, Noncompetition and Stock Grant Agreement in form and substance reasonably acceptable to Professionals Group and PPTF (each, a "Stock Grant Agreement"); (iii) Professionals Group and PICOM shall execute and deliver the Assignment and Assumption Agreement attached to this Agreement as Exhibit C (the "Assignment and Assumption Agreement"); and (iv) if, prior to the INSCO Effective Time, the outstanding shares of Professionals Group Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of shares of Professionals Group Common Stock to be issued to each PPTF Trustee Participant and each PPTF Officer pursuant to this Section 1.28.


                                   ARTICLE II
                         EXCHANGE OF MEMBERSHIP RIGHTS

     2.1 Professionals Group to Make Shares Available. At or prior to the INSCO Effective Time, Professionals Group shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services, L.L.C., or another bank or trust company reasonably acceptable to each of Professionals Group and PPTF (the "Exchange Agent"), for the benefit of the Eligible Members of PPTF and for exchange in accordance with this Article II, certificates representing the whole shares of Professionals Group Common Stock and cash for payment of consideration in lieu of fractional shares (such certificates for whole shares of Professionals Group Common Stock, together with any such cash for payment of consideration in lieu of fractional shares and any dividends or distributions with respect to such whole shares of Professionals Group Common Stock are sometimes referred to as the "Exchange Fund") to be issued and paid in exchange for the Membership Rights pursuant to this Agreement.

      2.2  Exchange of Membership Rights.

           (a) As soon as practicable prior to the INSCO Effective Time, and in no event later than thirty (30) days prior to the INSCO Effective Time, (i) PPTF shall prepare a list (which list shall be certified to Professionals Group by the Chairman of PPTF and the President and Chief Executive Officer of PPTF) identifying each Eligible Member of PPTF and setting forth the number of whole





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shares, and cash in lieu of any fractional shares, of Professionals Group
Common Stock that each Eligible Member of PPTF is entitled to receive by virtue of the consummation of the INSCO Merger, and (ii) PPTF shall deliver to Professionals Group such list, as certified by the Chairman of PPTF and the President and Chief Executive Officer of PPTF, and such other information as shall enable Professionals Group to verify the information contained in such list.

           (b) As soon as reasonably practicable after receiving from PPTF the list and other information required to be delivered to it by this Section 2.2, Professionals Group may verify the information contained in such list and shall cause the Exchange Agent to send to each Eligible Member of PPTF, by first class mail, a notice (the "Notice") that, among other things, (i) sets forth the number of whole shares, and cash in lieu of any fractional shares, of Professionals Group Common Stock that such Eligible Member has been credited with, and the calculation by which such numbers were obtained, and (ii) states that the Membership Rights in PPTF of all Eligible Members were extinguished upon consummation of the INSCO Merger. Said notice shall be accompanied by a letter of transmittal stating instructions for obtaining certificates representing the whole shares of Professionals Group Common Stock and any cash in lieu of fractional shares into which the Membership Rights shall have been converted pursuant to this Agreement. Upon receipt by the Exchange Agent of a copy of the Notice (or such other document as the Exchange Agent may require) duly executed by the Eligible Member, such Eligible Member shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Professionals Group Common Stock, and (ii) a check representing the amount of cash in lieu of fractional shares, to which such Eligible Member shall have become entitled pursuant to this Agreement. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable with respect to any Membership Rights.

           (c) No dividends or other distributions declared with respect to Professionals Group Common Stock with a record date following the INSCO Effective Time shall be paid to an Eligible Member until such Eligible Member shall return the Notice (or such other documentation as the Exchange Agent may require) to the Exchange Agent in accordance with this Article II.

           (d) After the INSCO Effective Time, there shall be no transfers on the records of PPTF of Membership Rights, except as expressly required under PPTF Indemnity Agreements issued and outstanding immediately prior to the INSCO Effective Time. After the INSCO Effective Time, and as Notices (or such other documentation as the Exchange Agent may require) are presented to the Exchange Agent, the Exchange Agent shall issue certificates representing whole shares of Professionals Group Common Stock and cash in lieu of fractional shares in accordance with this Agreement.

           (e) Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Professionals Group Common Stock shall be issued upon the presentation of a Notice (or such other documentation as the Exchange Agent may require), no dividend or distribution with respect to Professionals Group Common Stock shall be payable on or with respect to any such fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Professionals Group or an Eligible Member of PPTF. In lieu of the issuance of any such fractional share, Professionals Group shall pay to each Eligible Member of PPTF who otherwise would be entitled to receive such fractional share an amount in cash determined in accordance with this Agreement.

           (f) Any portion of the Exchange Fund that remains unclaimed by the Eligible Members for 12 months after the INSCO Effective Time shall be paid to Professionals Group. Any Eligible Members who have not theretofore complied with this Article II shall thereafter look only to

Professionals Group for payment of the whole shares of Professionals Group Common Stock, any cash in lieu of fractional shares, and any unpaid dividends and distributions on such whole shares of Professionals Group Common Stock deliverable in respect of each Membership Right such Eligible Member holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of PPTF, Professionals Group, the Exchange Agent or any other person shall be liable to any former Eligible Member of PPTF for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.


                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PROFESSIONALS GROUP

      Except as disclosed in the Professionals Group disclosure schedule delivered to PPTF with the Initial Merger Agreement and any supplement to such disclosure schedule delivered to PPTF concurrently herewith (collectively, the "Professionals Group Disclosure Schedule"), Professionals Group hereby represents and warrants to PPTF as follows:

      3.1  Corporate Organization.

           (a) Professionals Group is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Professionals Group has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Professionals Group. As used in this Agreement, the term "Material Adverse Effect" means, with respect to PPTF, Professionals Group, PICOM, INSCO, or the surviving corporation in each of the Mergers, as the case may be, a material adverse effect on the business, assets, properties, operations, condition (financial or otherwise), or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, the payment and/or incurrence of transactional expenses by PPTF, Professionals Group, PICOM , or INSCO in connection with the Mergers, to the extent having such an effect. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, association, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. True and complete copies of the Articles of Incorporation and Bylaws of Professionals Group, as in effect as of the date of this Agreement, have previously been made available by Professionals Group to PPTF.

           (b) The only direct and indirect Subsidiaries of Professionals Group are PICOM, PICOM Insurance Company of Illinois, an Illinois stock insurance company and wholly-owned subsidiary of PICOM ("PICOM-Illinois," and together with PICOM, the "Professionals Group Insurance Subsidiaries"), PICOM Claims Services Corporation, a Michigan business corporation and wholly-owned subsidiary of PICOM, PICOM Financial Services Corporation, a Michigan business corporation, PICOM Insurance Agency, a Michigan business corporation, and American Insurance Management Corporation, an Indiana corporation. Each Subsidiary of Professionals Group (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Professionals Group, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. True and complete copies of the Articles of Incorporation and Bylaws of each Subsidiary of Professionals Group, as in effect on the date of this Agreement, have previously been made available by Professionals Group to PPTF.

           (c) A record of all corporate action taken by the stockholders and Board of Directors (including committees thereof) of Professionals Group and each Subsidiary of Professionals Group, and complete and accurate copies of all of their respective proceedings and actions by written consent, and all minutes of their respective meetings, are contained in the respective minute books of Professionals Group and each Subsidiary of Professionals Group. The minute books and stock ledgers of Professionals Group contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of Professionals Group. The minute books and stock ledgers of each Subsidiary of Professionals Group contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of such Subsidiary of Professionals Group. PPTF has been given access to and an opportunity to review all such minutes, minute books and stock ledgers.

      3.2  Capitalization.

           (a) The authorized capital stock of Professionals Group consists of 30,000,000 shares, with said shares divided into two classes. One class of said shares consists of 5,000,000 shares of preferred stock and the other class of said shares consists of 25,000,000 shares of Professionals Group Common Stock. As of June 30, 1997, no shares of such preferred stock and 3,505,750 shares of Professionals Group Common Stock were issued and outstanding and no shares of either such preferred stock or Professionals Group Common Stock were held in treasury. All of the issued and outstanding shares of Professionals Group Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of the date of this Agreement, and except pursuant to the terms of this Agreement, the Professionals Insurance Company Management Group 1996 Non-Employee Directors Stock Option Plan (the "Professionals Group Director Option Plan"), the Professionals Insurance Company Management Group 1996 Long Term Stock Incentive Plan (the "Professionals Group LTIP"), and stock options issued pursuant to the Professionals Group Director Option Plan, Professionals Group does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Professionals Group Common Stock or any other equity securities of Professionals Group or any securities representing the right to purchase or otherwise receive any shares of Professionals Group Common Stock or any other equity securities of Professionals Group. As of June 30, 1997, no shares of Professionals Group Common Stock were reserved for issuance, except for (i) 50,000 shares reserved for issuance upon the exercise of stock options issued pursuant to the Professionals Group Director Option Plan (of which options representing 9,450 shares of Professionals Group Common Stock have been granted and are outstanding) and (ii) 300,000 shares reserved for issuance pursuant to awards under the Professionals Group LTIP (of which there are none as of the date of this Agreement). Since January 1, 1997, Professionals Group has not issued any shares of Professionals Group Common Stock or other equity securities of Professionals Group, or any securities convertible into or exercisable for any shares of Professionals Group Common Stock or other equity securities of Professionals Group, other than (x) as contemplated by this Agreement or (y) stock options issued under the Professionals Group Director Option Plan or (z) pursuant to the exercise of stock options issued under the Professionals Group Director Option Plan or employee stock options granted prior to such date. The shares of Professionals Group Common Stock to be issued pursuant to the INSCO Merger will be duly authorized and validly issued and, at the INSCO Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof.

           (b) The authorized capital stock of PICOM consists of 10,000,000 shares, $1.00 par value per share, of common stock ("PICOM Common Stock"). As of June 30, 1997, 3,188,145 shares of PICOM Common Stock were issued and outstanding and no shares of PICOM Common Stock were held in treasury. As of June 30, 1997, no shares of PICOM Common Stock were reserved for issuance. Since January 1, 1997, PICOM has not issued any shares of PICOM Common Stock or other equity securities of PICOM, or any securities convertible into or exercisable for any shares of PICOM Common Stock or other equity securities of PICOM. Professionals Group owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of Professionals Group, free and clear of all liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. No Subsidiary of Professionals Group has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

           (c) The Professionals Group Disclosure Schedule sets forth a complete list of (i) the officers and directors of Professionals Group and each Subsidiary of Professionals Group, (ii) the percentage of the outstanding voting stock of such Subsidiary owned or controlled, directly or indirectly, by Professionals Group, and (iii) the percentage of the outstanding voting stock of such Subsidiary owned or controlled, directly or indirectly, by one or more of Professionals Group's other Subsidiaries. Professionals Group does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices.

      3.3  Authority; No Violation.

           (a) Professionals Group has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Professionals Group. The Board of Directors of Professionals Group has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the stockholders of Professionals Group for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Professionals Group Common Stock, no other corporate proceedings on the part of Professionals Group are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Professionals Group and (assuming due authorization, execution and delivery by PICOM and PPTF and the receipt of all Requisite Regulatory Approvals (as defined in Section 7.1(e) of this Agreement) constitutes a valid and binding obligation of Professionals Group, enforceable against Professionals Group in accordance with its terms.

           (b) PICOM has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of PICOM. The Board of Directors of PICOM has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the stockholders of PICOM for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of PICOM, no other corporate proceedings on the part of PICOM are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by PICOM and (assuming due authorization, execution and delivery by PPTF and Professionals Group and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of PICOM, enforceable against PICOM in accordance with its terms.

           (c) Neither the execution and delivery of this Agreement by Professionals Group nor the consummation by Professionals Group of the transactions contemplated by this Agreement, nor compliance by Professionals Group with any of the terms or provisions of this Agreement, will (i) violate any provision of the Articles of Incorporation or Bylaws of Professionals Group or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 3.4 of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Professionals Group or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Professionals Group under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Professionals Group is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Professionals Group.

           (d) Neither the execution and delivery of this Agreement by PICOM nor the consummation by PICOM of the transactions contemplated by this Agreement, nor compliance by PICOM with any of the terms or provisions of this Agreement, will (i) violate any provision of the Articles of Incorporation or Bylaws of PICOM or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 3.4 of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PICOM or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of PICOM under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PICOM is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on PICOM.

      3.4 Consents and Approvals. Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Commissioner of Insurance of the State of Michigan (the "Michigan Insurance Commissioner") under the Michigan Insurance Code, the Department of Insurance of the State of Florida (the "Florida Insurance Department") under the Florida Insurance Code, and the Director of Insurance of the State of Illinois (the "Illinois Insurance Director") under the Illinois Insurance Code, as amended (the "Illinois Insurance Code"), with respect to the transactions contemplated by this

Agreement (including the incorporation of INSCO and its authorization to do business in the State of Michigan and the State of Florida), (ii) the filing of any other required applications, notices and forms with, and the obtaining of approvals from, any other Governmental Entity (as defined in this Section 3.4),
(iii) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meeting of stockholders of Professionals Group and the meeting of Members of PPTF to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "Joint Proxy Statement") and the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus (the "S-4"), (iv) the filing of the INSCO Certificate of Merger and the PICOM Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the Michigan Insurance Code and with the appropriate authorities of the State of Florida pursuant to the Florida Insurance Code and the FBCA, (v) the filing of a notification and report form (the "HSR Act Report") with the Pre-Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of Justice (collectively, the "Pre-Merger Notification Agencies") pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended, and the rules and regulations thereunder (collectively, the "HSR Act"), (vi) any consents, authorizations, orders and approvals required under (A) the Michigan Insurance Code, (B) the Florida Insurance Code, (C) the Illinois Insurance Code, (D) the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), (E) the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), and (F) the HSR Act, (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization (including the National Association of Insurance Commissioners (the "NAIC"), the National Association of Securities Dealers, Inc. (the "NASD") and the Nasdaq National Market) (each, an "SRO"), or which are required under insurance and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Professionals Group Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite votes of the stockholders of Professionals Group, the stockholders of PICOM, the stockholders of INSCO, and the Voting Members of PPTF, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (together with the SEC, the Pre-Merger Notification Agencies, the Michigan Insurance Commissioner, the Florida Insurance Department and the Illinois Insurance Director, a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by Professionals Group and PICOM of this Agreement or the consummation by Professionals Group or any of its Subsidiaries of the transactions contemplated by this Agreement.

      3.5 Reports. The Professionals Group Insurance Subsidiaries (i) have timely filed all annual and quarterly convention statements (including the financial statements contained therein), reports, registrations and statements, together with all amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with each Governmental Entity having jurisdiction, (ii) have timely filed all other reports and statements, together with all amendments required to be made with respect thereto, that they were required to file since January 1, 1997 under all applicable laws, rules or regulations (including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any other Governmental Entity), and (iii) have paid all fees and assessments due and payable in connection therewith, except where the failure to file such convention statements, reports, registrations or statements, or to file any of such other reports, or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Professionals Group. All such convention statements, reports, registrations and statements, together with all such amendments, were in substantial compliance with applicable law when filed and, as of their respective dates, to the best knowledge of Professionals Group, did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No material deficiencies have been asserted by any Governmental Entity with respect to such convention statements, reports, registrations and statements or any such amendments thereto. Professionals Group has delivered to PPTF complete and accurate copies of all annual and quarterly convention statements (including the financial statements contained therein) filed by the Professionals Group Insurance Subsidiaries since January 1, 1994. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Professionals Group and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of Professionals Group, investigation into the business or operations of Professionals Group or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigations are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Professionals Group. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Professionals Group or any of its Subsidiaries which, in the reasonable judgment of Professionals Group, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Professionals Group.

      3.6  Financial Statements.

           (a) Professionals Group has previously made available to PPTF copies of (i) the consolidated balance sheets of Professionals Group and its Subsidiaries as of December 31, for the fiscal years 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996, 1995 and 1994, inclusive, as reported in Professionals Group's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit reports of KPMG Peat Marwick LLP (with respect to the years ended December 31, 1996 and 1995) and Coopers & Lybrand L.L.P. (with respect to the year ended December 31, 1994), both independent public accountants with respect to Professionals Group, and (ii) the unaudited consolidated balance sheet of Professionals Group and its Subsidiaries as of June 30, 1997 and the related unaudited consolidated statements of income and cash flows for the six-month period then ended as reported in Professionals Group's Quarterly Report on Form 10-Q for the period ended June 30, 1997 filed with the SEC under the Exchange Act (the "Professionals Group June 30, 1997 Form 10-Q"). The consolidated balance sheets of Professionals Group as of December 31, 1996 and 1995 (including the related notes, where applicable) fairly present the consolidated financial position of Professionals Group and its Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section 3.6(a) (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Professionals Group and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles consistently applied ("GAAP") during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Professionals Group and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

           (b) Professionals Group has previously made available to PPTF copies of the Statutory Annual Statements for each of the Professionals Group Insurance Subsidiaries for the years ended December 31, 1996, 1995 and 1994 (collectively, the "Professionals Group Insurance Subsidiary Statutory Statements"). The Professionals Group Insurance Subsidiary Statutory Statements (i) have been prepared in accordance with the books and records of the Professionals Group Insurance Subsidiaries, (ii) have been prepared in accordance with the statutory accounting practices and principles prescribed by or permitted under the insurance laws of the applicable jurisdictions, and
(iii) are consistent with prior periods, except as provided for therein and except for any changes required by applicable law or the accounting practices and principles referred to in clause (ii) of this sentence. The Professionals Group Insurance Subsidiary Statutory Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present fairly in all material respects the statutory financial condition of the Professionals Group Insurance Subsidiaries at December 31, 1996, 1995 and 1994, respectively, and the statutory results of their respective operations for the period then ended.

      3.7 Broker's Fees. Neither Professionals Group nor any Subsidiary of Professionals Group nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, other than Cochran, Caronia & Co. and McDonald & Company Securities, Inc. (copies of which engagement agreements have been disclosed by Professionals Group to PPTF) whose fees, commissions and expenses shall be paid by Professionals Group.

      3.8  Absence of Certain Changes or Events.

           (a) Except as disclosed in the Professionals Group Reports (as defined in Section 3.12 of this Agreement) filed prior to the date of this Agreement, since December 31, 1996, (i) Professionals Group and its Subsidiaries taken as a whole have not incurred any material indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise), other than in the ordinary course of their business or in connection with the incorporation of, and for the purpose of incorporating, INSCO, (ii) neither Professionals Group nor any Subsidiary of Professionals Group has declared or paid any dividend or other distribution in respect of the capital stock of Professionals Group or any Professionals Group Subsidiary, or any direct or indirect redemption, purchase or other acquisition by Professionals Group or such Professionals Group Subsidiary of any such stock;
(iii) to the best knowledge of Professionals Group, there has been no material adverse change in the business, assets, properties, operations, or condition (financial or otherwise) of Professionals Group or any Subsidiary of Professionals Group, and (iv) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on Professionals Group.

           (b) Except as disclosed in the Professionals Group Reports filed prior to the date of this Agreement, since December 31, 1996, Professionals Group and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

           (c) Since December 31, 1996, neither Professionals Group nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1996, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of its 1996 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other





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labor disturbance which, in its reasonable judgment, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Professionals Group.

      3.9  Legal Proceedings.

           (a) Neither Professionals Group nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of their knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (including noncontractual claims, bad faith claims and claims against any directors or officers of Professionals Group or any Subsidiary of Professionals Group, but excluding coverage and other claims made with respect to insurance policies issued by any Professionals Group Insurance Subsidiary) against Professionals Group or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, either individually or in the aggregate, would have a Material Adverse Effect on Professionals Group.

           (b) There is no injunction, order, judgment, decree, or regulatory restriction (including noncontractual claims, bad faith claims and claims against any directors or officers of Professionals Group or any Subsidiary of Professionals Group, but excluding coverage and other claims made with respect to insurance policies issued by any Professionals Group Insurance Subsidiary) imposed upon Professionals Group, any of its Subsidiaries or the assets of Professionals Group or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Professionals Group.

      3.10 Taxes and Tax Returns.

           (a) Each of Professionals Group and its Subsidiaries has duly filed all Tax Returns (as defined in Section 3.10(b) of this Agreement) required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b) of this Agreement) which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than
(i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 3.6(a) of this Agreement, or (ii) Tax Returns or Taxes the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Professionals Group, to have a Material Adverse Effect on Professionals Group. The Tax Returns of Professionals Group and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and the corresponding Governmental Entities for state, county and local Taxes and any liability with respect thereto has been satisfied for all years to and including 1994, and either no material deficiencies were asserted as a result of such examination for which Professionals Group does not have adequate reserves or all such deficiencies were satisfied. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Professionals Group or any of its Subsidiaries for which Professionals Group does not have adequate reserves, nor has Professionals Group or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any Tax Return for any period. In addition,
(A) proper and accurate amounts have been withheld by Professionals Group and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Professionals Group, (B) Tax Returns which are accurate and complete in all material respects have been filed by Professionals Group and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Professionals Group, (C) the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor has been included by Professionals Group in its consolidated financial statements as of December 31, 1996, except where failure to do so would not have a Material Adverse Effect on Professionals Group and (D) there are no Tax Liens upon any property or assets of Professionals Group or its Subsidiaries except Liens for current Taxes not yet due or Liens that would not have a Material Adverse Effect on Professionals Group. Neither Professionals Group nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Professionals Group or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on Professionals Group. Except as set forth in the financial statements described in Section 3.6(a) of this Agreement, neither Professionals Group nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Professionals Group. Neither Professionals Group nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than such agreements as exist by and among themselves). Neither Professionals Group nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than as a common parent corporation. Neither Professionals Group nor any of its Subsidiaries is liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise. Neither Professionals Group nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes. Professionals Group's basis and excess loss account, if any, in each of its Subsidiaries is set forth in the Professionals Group Disclosure Schedule.

           (b) As used in this Agreement, (i) the term "Tax" or "Taxes" means all taxes, charges, fees, levies and other governmental assessments and impositions of any kind payable to any governmental authority or agency (including all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon); and (ii) the term "Tax Return" or "Tax Returns" means any and all returns, reports, information returns and information statements with respect to Taxes required to be filed by Professionals Group or any of its Subsidiaries with the IRS or any other Governmental Entity or tax authority or agency, whether domestic or foreign (including consolidated, combined and unitary tax returns).

           (c) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Professionals Group or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Professionals Group Benefit Plan (as defined in Section 3.11(a) of this Agreement) currently in effect will not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

           (d) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Professionals Group or any Professionals Group Subsidiary under any contract, plan, program, arrangement or understanding will have a Material Adverse Effect on Professionals Group.

      3.11 Employee Benefit Plans; Labor Matters.

           (a) The Professionals Group Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Professionals Group Benefit Plans") by Professionals Group or any of its Subsidiaries or by any affiliated trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Professionals Group would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

           (b) Professionals Group has heretofore delivered or made available to PPTF true and complete copies of each of the Professionals Group Benefit Plans and certain related documents, including (i) the actuarial report for such Professionals Group Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Professionals Group Benefit Plan.

           (c) (i) Each of the Professionals Group Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Professionals Group Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and no event has occurred that will or is likely to give rise to disqualification of any such plan or trust created thereunder, (iii) with respect to each Professionals Group Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Professionals Group Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the actuary for such Professionals Group Benefit Plan with respect to such Professionals Group Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Professionals Group Benefit Plan allocable to such accrued benefits, (iv) no Professionals Group Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Professionals Group, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Professionals Group, its Subsidiaries or the ERISA Affiliates, (D) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), or (E) disability or severance plans identified on the Professionals Group Disclosure Schedule, (v) no material liability under Title IV of ERISA has been incurred by Professionals Group, its Subsidiaries or any ERISA Affiliate (other than liability for premiums to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course) that has not been satisfied in full, and no condition exists that presents a material risk to Professionals Group, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Professionals Group Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all required contributions or other amounts payable by Professionals Group or its Subsidiaries as of the INSCO Effective Time with respect to each Professionals Group Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) to the best knowledge of Professionals Group neither Professionals Group, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which

Professionals Group, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending, or to the best knowledge of Professionals Group, threatened or anticipated claims (other than routine claims for benefits and administrative expenses payable in the ordinary course) by, on behalf of or against any of the Professionals Group Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Professionals Group, likely to have a Material Adverse Effect on Professionals Group.

           (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee of Professionals Group or any of its affiliates from Professionals Group or any of its affiliates under any Professionals Group Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Professionals Group Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

           (e) To the best knowledge of Professionals Group, Professionals Group and each Subsidiary of Professionals Group is in compliance in all material respects with all currently applicable laws and regulations respecting employment and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices (including federal and state wage and hour laws, workplace safety laws, workers' compensation laws, equal employment opportunity laws, equal pay laws, civil rights laws, the Americans With Disabilities Act and the Fair Labor Standards Act of 1938, as amended), and is not engaged in any unfair labor practice. Professionals Group and each Subsidiary of Professionals Group has complied with all applicable notice provisions of and has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There is no action, claim, cause of action, suit or proceeding pending or, to the best knowledge of Professionals Group, threatened, on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability that could, or could reasonably be expected to, have a Material Adverse Effect on Professionals Group. Neither Professionals Group nor any Subsidiary of Professionals Group is a party to any collective bargaining agreement or other labor union contract nor does Professionals Group know of any activities or proceedings of any labor union to organize any employees of Professionals Group or any Subsidiary of Professionals Group. Professionals Group and each Subsidiary of Professionals Group has provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in his or her employment agreement(s) with Professionals Group or the relevant Subsidiary of Professionals Group, as the case may be.

           (f) Except as disclosed in the Professionals Group Reports, all material sums due for employee compensation have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under any Professionals Group Benefit Plan have been duly and adequately paid or provided for in accordance with plan documents. To the best knowledge of Professionals Group, no person treated as an independent contractor by Professionals Group or any Subsidiary of Professionals Group is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules, or regulations. To the best knowledge of Professionals Group, no executive or key employee or group of employees of Professionals Group or any Subsidiary of Professionals Group has any plans to terminate his, her or their employment.

           (g) Neither Professionals Group nor any of its Subsidiaries has any commitment to (i) create any additional plan or modify or change any existing Professionals Group Benefit Plan or (ii) enter into any contract to provide compensation or benefits to any individual.

      3.12 SEC Reports. Professionals Group has previously made available to PPTF a complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since April 1, 1996 by Professionals Group with the SEC pursuant to the Securities Act or the Exchange Act (the "Professionals Group Reports") and prior to the date of this Agreement and (b) communication mailed by Professionals Group to its stockholders since April 1, 1996 and prior to the date of this Agreement, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since April 1, 1996, Professionals Group has timely filed all Professionals Group Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Professionals Group Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      3.13 Compliance with Applicable Law. Professionals Group and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied in all material respects with and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of each Governmental Entity relating to Professionals Group or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, have a Material Adverse Effect on Professionals Group.

      3.14 Certain Contracts.

           (a) Neither Professionals Group nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from PPTF, Professionals Group, PICOM, INSCO, or any of their respective Subsidiaries to any director, officer or employee thereof,
(iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Professionals Group Reports, (iv) which materially restricts the conduct of any line of business by Professionals Group, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Professionals Group has previously made available to PPTF true and correct copies of all employment and deferred compensation agreements which are in writing and to which Professionals Group or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Professionals Group Disclosure Schedule, is referred to in this Agreement as a "Professionals Group Contract", and neither Professionals Group nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, either individually or in the aggregate, would have a Material Adverse Effect on Professionals Group.

           (b) Each Professionals Group Contract is valid and binding on Professionals Group or any of its Subsidiaries, as applicable, and in full force and effect. Professionals Group and its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Professionals Group Contract, except where such noncompliance, either individually or in the aggregate, would not have a Material Adverse Effect on Professionals Group. No event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Professionals Group or any of its Subsidiaries under any such Professionals Group Contract, except where such default, either individually or in the aggregate, would not have a Material Adverse Effect on Professionals Group.

      3.15 Agreements with Regulatory Agencies. Neither Professionals Group nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1993, a recipient of any supervisory letter from, or since January 1, 1993, has adopted any board resolutions at the request of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Professionals Group Disclosure Schedule, a "Professionals Group Regulatory Agreement"), nor has Professionals Group or any of its Subsidiaries been advised since January 1, 1993, by any Governmental Entity that it is considering issuing or requesting any such Professionals Group Regulatory Agreement.

      3.16 Other Activities of Professionals Group and its Subsidiaries. Neither Professionals Group nor any of the Professionals Group Insurance Subsidiaries, directly or indirectly, engages in any activity prohibited by applicable law.

      3.17 Investment Securities. Each of Professionals Group and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of Professionals Group or any of its Subsidiaries. Such securities are permissible investments under all applicable laws, such securities are valued on the books of Professionals Group in accordance with GAAP, and none of such securities is in default in the payment of principal, interest or dividends or is impaired to any extent.

      3.18 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements entered into for the account of Professionals Group or its Subsidiaries were entered into in the ordinary course of business and, to the best knowledge of Professionals Group, in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Professionals Group or its

Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Professionals Group and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the best knowledge of Professionals Group, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

      3.19 Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Professionals Group included in the Professionals Group June 30, 1997 Form 10-Q, (ii) those liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1997, and (iii) coverage and other claims (other than bad faith claims) made with respect to insurance policies issued by any Professionals Group Insurance Subsidiary, neither Professionals Group nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Professionals Group.

      3.20 Intellectual Property.

           (a) Professionals Group owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its business as presently conducted and as presently proposed to be conducted. The term "intellectual property" means all trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium).

           (b) To the best knowledge of Professionals Group, Professionals Group has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and neither Professionals Group, nor any of the directors or officers (and employees with responsibility for intellectual property matters) of Professionals Group has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of Professionals Group, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Professionals Group.

           (c) The Professionals Group Disclosure Schedule identifies each item of intellectual property that any third party owns and that Professionals Group uses pursuant to license, sublicense, agreement, or permission. Professionals Group has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to PPTF. With respect to each such item of such intellectual property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date; (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to such sublicense, the representations and warranties set forth in (i) through (iv) above are true and correct with respect to the underlying license; and (vi) Professionals Group has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

      3.21 Real Property; Environmental Liability.

           (a) Neither Professionals Group nor any Subsidiary of Professionals Group owns any right, title or interest in any real property except as described on the Professionals Group Disclosure Schedule (collectively, the "Professionals Group Real Property"). The Professionals Group Disclosure Schedule sets forth a complete and accurate list and general description of all material leases for real property ("Professionals Group Real Property Leases") to which Professionals Group or any Subsidiary of Professionals Group is a party or by which any of them are bound.
Professionals Group or a Subsidiary of Professionals Group owns all right, title and interest in, and has good and marketable title to, the Professionals Group Real Property and Professionals Group and each Subsidiary of Professionals Group have valid leasehold interests in each of the Professionals Group Real Property Leases held by any of them, free and clear of all mortgages, options to purchase, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (i) rights of lessors, co-lessees or sublessees that are reflected in each Professionals Group Real Property Lease, (ii) current taxes not yet due and payable; (iii) Liens of public record; and (iv) such nonmonetary imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property. To the best knowledge of Professionals Group, the activities of Professionals Group and its Subsidiaries with respect to all real property and Professionals Group Real Property Leases owned or held by each of them for use in connection with their respective operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality affecting such properties. Professionals Group and its Subsidiaries enjoy peaceful and undisturbed possession under all material Professionals Group Real Property Leases to which they are parties, and all of such Professionals Group Real Property Leases are valid and in full force and effect.

           (b) There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Professionals Group or any of its Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")), pending or threatened against Professionals Group or any of its Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Professionals Group. To the knowledge of Professionals Group, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Professionals Group. Neither Professionals Group nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Professionals Group.

    3.22 State Takeover Laws. The Board of Directors of Professionals Group has approved the transactions contemplated by this Agreement and taken such action such that the provisions of Chapter 7A of the MBCA and any other provisions of any state or local "takeover" law applicable to Professionals Group will not apply to this Agreement or any of the transactions contemplated by this Agreement.

    3.23 Pooling of Interests. Professionals Group has no reason to believe that the Mergers will not qualify as a "pooling of interests" for accounting purposes.

    3.24   Insurance Matters.

           (a) Each form of insurance policy, policy endorsement or amendment, reinsurance contract, application form, sales material and service contract now in use by any Professionals Group Insurance Subsidiary in any jurisdiction has, where required, received interim or final approvals from the appropriate Governmental Entity of such jurisdiction except for those approvals which, if not obtained, would not result in a Material Adverse Effect on Professionals Group.

           (b) Neither Professionals Group nor any Professionals Group Insurance Subsidiary has issued any participating policies or any retrospectively rated policies of insurance, other than policies with final premiums subject to audit.

           (c) All premium rates required to be filed with or approved by any Governmental Entity have been so filed and have received interim or final approval from each such Governmental Entity, and all premiums charged by the Professionals Group Insurance Subsidiaries conform with such approvals, except for those filings or approvals which, if not obtained, would not result in a Material Adverse Effect on Professionals Group.

           (d) The Professionals Group Insurance Subsidiaries Statutory Statements for the year ended December 31, 1996 set forth all of the reserves of the Professionals Group Insurance Subsidiaries as of December 31, 1996 (collectively, the "Professionals Group Reserves"). The Professionals Group Reserves, gross and net of the reinsurance thereof, were prepared in accordance with the statutory accounting practices and principles prescribed by or permitted under the insurance laws of the applicable jurisdictions and make good and sufficient provisions for all insurance obligations of the Professionals Group Insurance Subsidiaries. Outstanding claims and claims expenses of the Professionals Group Insurance Subsidiaries have been opined upon as reasonable and adequate as of December 31, 1996, by Mr. R. Kevin Clinton, the Chief Financial Officer of Professionals Group and PICOM, a duly qualified actuary who is a member in good standing in the American Academy of Actuaries, and a Fellow of the Casualty Actuarial Society. Each of the Professionals Group Insurance Subsidiaries has assets that qualify as admitted assets under the insurance laws of the applicable jurisdictions in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by such insurance laws.

           (e) The Professionals Group Disclosure Schedule sets forth a list and description of all reinsurance agreements or treaties to which Professionals Group or any Professionals Group Insurance Subsidiary is a party. The consummation of the transactions contemplated by this Agreement will not result in the termination of any such reinsurance agreements or treaties. Professionals Group has provided PPTF true and correct copies of all such reinsurance agreements or treaties. The reserve for unpaid losses, loss adjustment expenses and unearned premiums at each of December 31, 1996 and December 31, 1995, as reflected in the Professionals Group Insurance Subsidiaries Statutory Statements, are stated net of reinsurance ceded amounts. Professionals Group has no knowledge of any facts that would cause it to believe that the reinsurance recoverable amounts reflected in said balance sheets are not collectible, and Professionals Group is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments, and no party to any of such reinsurance agreements or treaties has given notice to Professionals Group or any of the Professionals Group Insurance Subsidiaries that such party intends to terminate or cancel any of such reinsurance agreements or treaties as a result of or following consummation of the Mergers. Each reinsurance agreement or treaty to which any Professionals Group Insurance Subsidiary is a party is valid and binding on such Professionals Group Insurance Subsidiary and is in full force and effect in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which the enforcement of any proceeding therefor may be brought. None of the Professionals Group Insurance Subsidiaries is in default in any material respect with respect to any such reinsurance agreement or treaty, and no such reinsurance agreement or treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions.

           (f) The Professionals Group Reserves, gross and net of reinsurance thereof, as of December 31, 1996, pertaining to the property and casualty insurance businesses (including medical malpractice) of the Professionals Group Insurance Subsidiaries have been determined on a consistent basis in accordance with past practices.

           (g) The Professionals Group Disclosure Schedule lists all written contracts between Professionals Group and its Subsidiaries and each of their respective agents, managing general agents, and brokers.

      3.25 No Investment Company. Neither Professionals Group nor any Subsidiary of Professionals Group is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      3.26 Accuracy of Information Supplied.

           (a) To the best knowledge of Professionals Group, none of the information supplied or to be supplied by Professionals Group or any Professionals Group Subsidiary to PPTF pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

           (b) The S-4 and the Joint Proxy Statement used for the registration and qualification of shares of Professionals Group Common Stock to be issued upon consummation of the INSCO Merger and used to solicit approval of the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF, and all other documents to be filed with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Mergers), at the respective times such documents are filed or become effective, and with respect to the Joint Proxy Statement, from the time of mailing to the stockholders of Professionals Group and the Voting Members of PPTF through the period required for the Voting Members of PPTF to perfect dissenters' rights under applicable law, shall, as to all information provided by Professionals Group: (i) comply in all material respects with the provisions of all applicable regulations issued by the SEC pursuant to the Securities Act and the Exchange Act and all other applicable laws and regulations;

and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

      3.27 Effective Time of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of Professionals Group set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.11 of this Agreement, shall be deemed to be made on and as of the date of this Agreement, as of the effective date of the S-4, as of the Closing Date, as of the INSCO Effective Time, and as of the PICOM Effective Time.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF PPTF

      Except as disclosed in the PPTF disclosure schedule delivered to Professionals Group with the Initial Merger Agreement and any supplement to such disclosure schedule delivered to Professionals Group concurrently herewith (collectively, the "PPTF Disclosure Schedule") PPTF hereby represents and warrants to Professionals Group as follows:

      4.1  Corporate Organization.

           (a) PPTF is a medical malpractice self-insurance trust fund duly organized pursuant to an Amended Trust Agreement dated January 1, 1987, its Bylaws (said Amended Trust Agreement and said Bylaws being the "PPTF Charter Documents") and Florida Statutes Section 627.357, and is validly existing and in good standing under the laws of the State of Florida. PPTF has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business (as a medical malpractice self-insurance trust fund or otherwise) only in the State of Florida. PPTF does not carry on or conduct any business (as a medical malpractice self-insurance trust fund or otherwise) in any jurisdiction other than the State of Florida. True and complete copies of the PPTF Charter Documents, as in effect as of the date of this Agreement, have previously been made available by PPTF to Professionals Group.

           (b) The only Subsidiary of PPTF is Physicians Protective Plan, Inc., a Florida corporation formerly known as "Parkway Medical & Dental Building, Inc." (the "PPTF Subsidiary"). The PPTF Subsidiary (i) is duly organized and validly existing as a corporation under the laws of the State of Florida, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on PPTF, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. True and complete copies of the Articles of Incorporation and Bylaws of the PPTF Subsidiary, as in effect on the date of this Agreement, have previously been made available by PPTF to Professionals Group.

           (c) A record of all action taken by the Voting Members and the Board of Trustees of PPTF (including committees thereof), and a record of all corporate action taken by the stockholders and Board of Directors (including committees thereof) of the PPTF Subsidiary, and complete and accurate copies of all of their respective proceedings and actions by written consent, and all minutes of their respective meetings, are contained in the respective minute books of PPTF and the PPTF Subsidiary.

The records of PPTF contain an accurate and complete record of all Eligible Members of PPTF and their Membership Rights. The minute books and stock ledgers of the PPTF Subsidiary taken together contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the PPTF Subsidiary. Professionals Group has been given access to and an opportunity to review all such minutes, minute books, membership records and stock ledgers.

      4.2  Capitalization.

           (a) The Voting Members of PPTF have the full and complete power and authority to approve and authorize this Agreement and the consummation of all of the transactions contemplated by this Agreement. The Eligible Members are the only persons and entities entitled to receive shares of Professionals Group Common Stock, and cash in lieu of fractional shares of Professionals Group Common Stock, upon consummation of the INSCO Merger, in exchange for Membership Rights. As of June 30, 1997, PPTF had 3,338 Voting Members. PPTF has no authorized, issued or outstanding shares of capital stock and does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity securities of PPTF or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity securities of PPTF.

           (b) The authorized capital stock of the PPTF Subsidiary consists of 20,000 shares, $1.00 par value per share, of stock ("PPTF Subsidiary Stock"). As of June 30, 1997, 20,000 shares of PPTF Subsidiary Stock were issued and outstanding and no shares of PPTF Subsidiary Stock were held in treasury. As of June 30, 1997, no shares of PPTF Subsidiary Stock were reserved for issuance. Other than the shares of PPTF Subsidiary Stock described in the preceding sentence, the PPTF Subsidiary has not issued any shares of PPTF Subsidiary Stock or other equity securities of the PPTF Subsidiary, or any securities convertible into or exercisable for any shares of PPTF Subsidiary Stock or other equity securities of the PPTF Subsidiary. PPTF owns directly all of the issued and outstanding shares of PPTF Subsidiary Stock, free and clear of all Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. The PPTF Subsidiary does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the PPTF Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the PPTF Subsidiary. The Voting Trust Agreement dated May 12, 1975 among the PPTF Subsidiary, William L. Gray, III, Eliot H. Berg and Leon Termin, as amended, and encumbering the PPTF Subsidiary Stock has been terminated and is of no force or effect.

           (c) The PPTF Disclosure Schedule sets forth a complete list of (i) the officers and trustees of PPTF, (ii) the officers and directors of the PPTF Subsidiary, and (iii) the percentage of the outstanding voting stock of the PPTF Subsidiary owned or controlled, directly or indirectly, by PPTF. PPTF does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices.

      4.3  Authority; No Violation.

           (a) PPTF has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this

Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Trustees of PPTF. The Board of Trustees of PPTF has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the Voting Members of PPTF for approval at a meeting of such Voting Members and, except for the adoption of this Agreement by the requisite affirmative vote of the holders of the outstanding PPTF Membership Rights, no other proceedings on the part of PPTF are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by PPTF and (assuming due authorization, execution and delivery by Professionals Group and PICOM and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of PPTF, enforceable against PPTF in accordance with its terms.

           (b) Neither the execution and delivery of this Agreement by PPTF nor the consummation by PPTF of the transactions contemplated by this Agreement, nor compliance by PPTF with any of the terms or provisions of this Agreement, will (i) violate any provision of the PPTF Charter Documents, or
(ii) assuming that the consents and approvals referred to in Section 4.4 of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PPTF or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PPTF under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PPTF is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on PPTF.

      4.4 Consents and Approvals. Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Michigan Insurance Commissioner under the Michigan Insurance Code, the Florida Insurance Department under the Florida Insurance Code, and the Illinois Insurance Director under the Illinois Insurance Code with respect to the transactions contemplated by this Agreement (including the incorporation of INSCO and its authorization to do business in the State of Michigan and the State of Florida), (ii) the filing of any other required applications, notices and forms with, and the obtaining of approvals from any other Governmental Entity, (iii) the filing with the SEC of the Joint Proxy Statement and the S-4, (iv) the filing of the INSCO Certificate of Merger and the PICOM Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the Michigan Insurance Code and with the appropriate authorities of the State of Florida pursuant to the Florida Insurance Code and the FBCA, (v) the filing of the HSR Act Report with the Pre-Merger Notification Agencies pursuant to the HSR Act, (vi) any consents, authorizations, orders and approvals required under
(A) the Michigan Insurance Code, (B) the Florida Insurance Code, (C) the Illinois Insurance Code, (D) the Securities Act, (E) the Exchange Act, and (F) the HSR Act, (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of any SRO, or which are required under insurance or other similar laws, and (viii) the approval of this Agreement by the requisite votes of the stockholders of Professionals Group, the stockholders of PICOM, the stockholders of INSCO, and the Voting Members of PPTF, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by PPTF of this Agreement or the consummation by PPTF of the transactions contemplated by this Agreement.

      4.5 Reports. PPTF and the PPTF Subsidiary (i) have timely filed all annual and quarterly statements (including the financial statements contained therein), reports, registrations and statements, together with all amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with each Governmental Entity having jurisdiction, (ii) have timely filed all other reports and statements, together with all amendments required to be made with respect thereto, that they were required to file since January 1, 1997 under all applicable laws, rules or regulations (including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any other Governmental Entity), and (iii) have paid all fees and assessments due and payable in connection therewith, except where the failure to file such reports, registrations or statements, or to file any of such other reports, or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on PPTF. All such reports, registrations and statements, together with all such amendments, were in substantial compliance with applicable law when filed and, as of their respective dates, to the best knowledge of PPTF, did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No material deficiencies have been asserted by any Governmental Entity with respect to such reports, registrations and statements or any such amendments thereto. PPTF has delivered to Professionals Group complete and accurate copies of all annual and quarterly statements (including the financial statements contained therein) required to be filed by PPTF under applicable law since January 1, 1994.
Except for normal examinations conducted by a Governmental Entity in the regular course of the business of PPTF and the PPTF Subsidiary, no Governmental Entity has initiated any proceeding or, to the best knowledge of PPTF, investigations into the business or operations of PPTF or the PPTF Subsidiary since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on PPTF. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of PPTF or the PPTF Subsidiary which, in the reasonable judgment of PPTF, is likely, either individually or in the aggregate, to have a Material Adverse Effect on PPTF.

      4.6  Financial Statements.

           (a) PPTF has previously made available to Professionals Group copies of (i) the consolidated balance sheets of PPTF and the PPTF Subsidiary as of December 31, for the fiscal years 1996 and 1995, and the related consolidated statements of income, changes in capital and surplus and cash flows for the fiscal years 1996, 1995 and 1994, inclusive, in each case accompanied by the audit reports of KPMG Peat Marwick LLP, independent public accountants with respect to PPTF, and (ii) the unaudited consolidated balance sheet of PPTF and its Subsidiaries as of June 30, 1997 and the related unaudited consolidated statements of income, cash flows and changes in capital and surplus for the six-month period then ended. The consolidated balance sheets of PPTF as of December 31, 1996 and 1995 (including the related notes, where applicable) fairly present the consolidated financial position of PPTF and the PPTF Subsidiary as of the dates thereof, and the other financial statements referred to in this Section 4.6(a) (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in capital and surplus and consolidated financial position of PPTF and the PPTF Subsidiary for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of PPTF and the PPTF Subsidiary have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

           (b) PPTF has previously made available to Professionals Group copies of the annual Statutory Financial Statements for PPTF and its Subsidiary for the years ended December 31, 1996, 1995 and 1994 (collectively, the "PPTF Statutory Statements"). The PPTF Statutory Statements (i) have been prepared in accordance with the books and records of PPTF and the PPTF Subsidiary, (ii) have been prepared in accordance with the statutory accounting practices and principles prescribed by or permitted under the Florida Insurance Code, and
(iii) are consistent with prior periods, except as provided for therein and except for any changes required by applicable law or the accounting practices and principles referred to in clause (ii) of this sentence. The PPTF Statutory Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present fairly in all material respects the statutory financial condition of PPTF and the PPTF Subsidiary at December 31, 1996, 1995 and 1994, respectively, and the statutory results of their respective operations for the period then ended.

      4.7 Broker's Fees. Neither PPTF nor the PPTF Subsidiary nor any of their respective officers or trustees or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, other than Donaldson, Lufkin & Jenrette Securities Corporation (a copy of which engagement agreement has been disclosed by PPTF to Professionals Group) whose fees, commissions and expenses shall be paid by PPTF.

      4.8  Absence of Certain Changes or Events.

           (a) Since December 31, 1996, (i) PPTF and the PPTF Subsidiary taken as a whole have not incurred any material indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise), other than in the ordinary course of their business, (ii) neither PPTF nor the PPTF Subsidiary has declared or paid any dividend or other distribution in respect of the Membership Rights of PPTF or the capital stock of the PPTF Subsidiary, or any direct or indirect redemption, purchase or other acquisition by PPTF or the PPTF Subsidiary of any such Membership Rights or stock; (iii) to the best knowledge of PPTF, there has been no material adverse change in the business, assets, properties, operations, or condition (financial or otherwise) of PPTF or the PPTF Subsidiary, and (iv) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on PPTF.

           (b) Since December 31, 1996, PPTF and the PPTF Subsidiary have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

           (c) Since December 31, 1996, neither PPTF nor the PPTF Subsidiary has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, director, or trustee from the amount thereof in effect as of December 31, 1996, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of its 1996 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in its reasonable judgment, is likely, either individually or in the aggregate, to have a Material Adverse Effect on PPTF.

      4.9  Legal Proceedings.

           (a) Neither PPTF nor the PPTF Subsidiary is a party to any, and there are no pending or, to the best of their knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (including noncontractual claims, bad faith claims and claims against any trustees or directors or officers of PPTF or the PPTF Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by PPTF or the PPTF Subsidiary) against PPTF or the PPTF Subsidiary or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on PPTF.

           (b) There is no injunction, order, judgment, decree, or regulatory restriction (including noncontractual claims, bad faith claims and claims against any trustees or directors or officers of PPTF or the PPTF Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by PPTF or the PPTF Subsidiary) imposed upon PPTF or the PPTF Subsidiary or the assets of PPTF or the PPTF Subsidiary which has had, or might reasonably be expected to have, a Material Adverse Effect on PPTF.

      4.10 Taxes and Tax Returns.

           (a) Each of PPTF and the PPTF Subsidiary has duly filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 4.6(a) of this Agreement, or (ii) Tax Returns or Taxes the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of PPTF, to have a Material Adverse Effect on PPTF. The Tax Returns of PPTF and the PPTF Subsidiary have been examined by the IRS and the corresponding Governmental Entities for state, county and local Taxes and any liability with respect thereto has been satisfied for all years to and including 1994, and either no material deficiencies were asserted as a result of such examination for which PPTF does not have adequate reserves or all such deficiencies were satisfied. There are no material disputes pending, or claims asserted for, Taxes upon PPTF or the PPTF Subsidiary for which PPTF does not have adequate reserves, nor has PPTF or the PPTF Subsidiary given any currently effective waivers extending the statutory period of limitation applicable to any Tax Return for any period. In addition, (A) proper and accurate amounts have been withheld by PPTF and the PPTF Subsidiary from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on PPTF, (B) Tax Returns which are accurate and complete in all material respects have been filed by PPTF and the PPTF Subsidiary for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on PPTF, (C) the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor has been included by PPTF in its consolidated financial statements as of December 31, 1996, except where failure to do so would not have a Material Adverse Effect on PPTF and (D) there are no Tax Liens upon any property or assets of PPTF or the PPTF Subsidiary except Liens for current Taxes not yet due or Liens that would not have a Material Adverse Effect on PPTF. Neither PPTF nor the PPTF Subsidiary has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by PPTF or the PPTF Subsidiary, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on PPTF. Except as set forth in the financial statements described in Section 4.6 of this Agreement, neither PPTF nor the PPTF Subsidiary has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on PPTF. Neither PPTF nor the PPTF Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. Neither PPTF nor the PPTF Subsidiary has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than as a common parent corporation. Neither PPTF nor the PPTF Subsidiary is liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise. Neither PPTF nor the PPTF Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes. PPTF's basis and excess loss account, if any, in the PPTF Subsidiary is set forth in the PPTF Disclosure Schedule.

           (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or trustee of PPTF or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or PPTF Benefit Plan (as defined in Section 4.11(a) of this Agreement) currently in effect will not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

           (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by PPTF or the PPTF Subsidiary under any contract, plan, program, arrangement or understanding will have a Material Adverse Effect on PPTF.

      4.11 Employee Benefit Plans; Labor Matters.

           (a) The PPTF Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "PPTF Benefit Plans") by PPTF or its Subsidiary or by any ERISA Affiliate, all of which together with PPTF would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

           (b) PPTF has heretofore delivered or made available to Professionals Group true and complete copies of each of the PPTF Benefit Plans and certain related documents, including (i) the actuarial report for such PPTF Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such PPTF Benefit Plan.

           (c) (i) Each of the PPTF Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the PPTF Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and no event has occurred that will or is likely to give rise to disqualification of any such plan or trust created thereunder, (iii) with respect to each PPTF Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such PPTF Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the actuary for such PPTF Benefit Plan with respect to such PPTF Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such PPTF Benefit Plan allocable to such accrued benefits, (iv) no PPTF Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of PPTF, the PPTF Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of PPTF, the PPTF Subsidiary or the ERISA Affiliates, (D) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), or (E) disability or severance plans identified on the PPTF Disclosure Schedule, (v) no material liability under Title IV of ERISA has been incurred by PPTF, the PPTF Subsidiary or any ERISA Affiliate (other than liability for premiums to the PBGC arising in the ordinary course) that has not been satisfied in full, and no condition exists that presents a material risk to PPTF, the PPTF Subsidiary or any ERISA Affiliate of incurring a material liability thereunder,
(vi) no PPTF Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all required contributions or other amounts payable by PPTF or the PPTF Subsidiary as of the INSCO Effective Time with respect to each PPTF Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) to the best knowledge of PPTF neither PPTF, the PPTF Subsidiary nor any ERISA Affiliate has engaged in a transaction in connection with which PPTF, the PPTF Subsidiary or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending, or to the best knowledge of PPTF, threatened or anticipated claims (other than routine claims for benefits and administrative expenses payable in the ordinary course) by, on behalf of or against any of the PPTF Benefit Plans or any trusts related thereto which are, in the reasonable judgment of PPTF, likely, either individually or in the aggregate, to have a Material Adverse Effect on PPTF.

           (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any trustee or director or employee of PPTF or any of its affiliates from PPTF or any of its affiliates under any PPTF Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any PPTF Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

           (e) To the best knowledge of PPTF, PPTF and the PPTF Subsidiary are in compliance in all material respects with all currently applicable laws and regulations respecting employment and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices (including federal and state wage and hour laws, workplace safety laws, workers' compensation laws, equal employment opportunity laws, equal pay laws, civil rights laws, the Americans With Disabilities Act and the Fair Labor Standards Act of 1938, as amended), and are not engaged in any unfair labor practice. PPTF and the PPTF Subsidiary has complied with all applicable notice provisions of and has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There is no action, claim, cause of action, suit or proceeding pending or, to the best knowledge of PPTF, threatened, on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability that could, or could reasonably be expected to, have a Material Adverse Effect on PPTF. Neither PPTF nor the PPTF Subsidiary is a party to any collective bargaining agreement or other labor union contract nor does PPTF know of any activities or proceedings of any labor union to organize any employees of PPTF or the PPTF Subsidiary. PPTF and the PPTF Subsidiary have provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in his or her employment agreement(s) with PPTF or the PPTF Subsidiary, as the case may be.

           (f) All material sums due for employee compensation have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under any PPTF Benefit Plan have been duly and adequately paid or provided for in accordance with plan documents. To the best knowledge of PPTF, no person treated as an independent contractor by PPTF or the PPTF Subsidiary is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules, or regulations. To the best knowledge of PPTF, no executive or key employee or group of employees of PPTF or the PPTF Subsidiary has any plans to terminate his, her or their employment.

           (g) Neither PPTF nor the PPTF Subsidiary has any commitment to (i) create any additional plan or modify or change any existing PPTF Benefit Plan or (ii) enter into any contract to provide compensation or benefits to any individual.

      4.12 Compliance with Applicable Law. PPTF and the PPTF Subsidiary hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied in all material respects with and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of each Governmental Entity relating to PPTF or the PPTF Subsidiary, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on PPTF.

      4.13 Certain Contracts.

           (a) Neither PPTF nor the PPTF Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any trustees, directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Professionals Group, PPTF, PICOM, INSCO, or any of their respective Subsidiaries to any trustee, director, officer or employee thereof,
(iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Professionals Group Reports, (iv) which materially restricts the conduct of any line of business by PPTF, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. PPTF has previously made available to Professionals Group true and correct copies of all employment and deferred compensation agreements which are in writing and to which PPTF or the PPTF Subsidiary is a party. Each contract, arrangement, commitment or understanding of the type described in this Section

4.13(a), whether or not set forth in the PPTF Disclosure Schedule, is referred to in this Agreement as a "PPTF Contract", and neither PPTF nor the PPTF Subsidiary knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on PPTF.

           (b) Each PPTF Contract is valid and binding on PPTF or the PPTF Subsidiary, as applicable, and in full force and effect. PPTF and the PPTF Subsidiary have in all material respects performed all obligations required to be performed by them to date under each PPTF Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on PPTF. No event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of PPTF or the PPTF Subsidiary under any such PPTF Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on PPTF.

      4.14 Agreements with Regulatory Agencies. Neither PPTF nor the PPTF Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1993, a recipient of any supervisory letter from, or since January 1, 1993, has adopted any board resolutions at the request of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the PPTF Disclosure Schedule, a "PPTF Regulatory Agreement"), nor has PPTF or the PPTF Subsidiary been advised since January 1, 1996, by any Governmental Entity that it is considering issuing or requesting any such PPTF Regulatory Agreement.

      4.15 Other Activities of PPTF and the PPTF Subsidiary. Neither PPTF nor the PPTF Subsidiary, directly or indirectly, engages in any activity prohibited by applicable law.

      4.16 Investment Securities. Each of PPTF and the PPTF Subsidiary has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of PPTF or the PPTF Subsidiary. Such securities are permissible investments under all applicable laws, such securities are valued on the books of PPTF in accordance with GAAP, and none of such securities is in default in the payment of principal, interest or dividends or is impaired to any extent.

      4.17 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of PPTF or the PPTF Subsidiary, were entered into in the ordinary course of business and, to the best knowledge of PPTF, in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of PPTF or the PPTF Subsidiary enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. PPTF and the PPTF Subsidiary have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the best knowledge of PPTF, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

      4.18 Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved against on the consolidated balance sheet of PPTF at December 31, 1996, (ii) those liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996, and (iii) coverage and other claims (other than bad faith claims) made with respect to insurance policies issued by PPTF or the PPTF Subsidiary, neither PPTF nor the PPTF Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on PPTF.

      4.19 Intellectual Property.

           (a) PPTF owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its business as presently conducted and as presently proposed to be conducted.

           (b) To the best knowledge of PPTF, PPTF has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and neither PPTF, nor any of the directors or officers (and employees with responsibility for intellectual property matters) of PPTF has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of PPTF, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of PPTF.

           (c) The PPTF Disclosure Schedule identifies each item of intellectual property that any third party owns and that PPTF uses pursuant to license, sublicense, agreement, or permission. PPTF has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to Professionals Group. With respect to each such item of such intellectual property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date; (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to such sublicense, the representations and warranties set forth in (i) through (iv) above are true and correct with respect to the underlying license; and (vi) PPTF has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

      4.20 Real Property; Environmental Liability.

           (a) Neither PPTF nor the PPTF Subsidiary owns any right, title or interest in any real property. The PPTF Disclosure Schedule sets forth a complete and accurate list and general description of all material leases for real property ("PPTF Real Property Leases") to which PPTF or the PPTF Subsidiary is a party or by which either of them is bound. PPTF and the PPTF Subsidiary have valid leasehold interests in each of the PPTF Real Property Leases held by any of them, free and clear of all mortgages, options to purchase, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (i) rights of lessors, co-lessees or sublessees that are reflected in each PPTF Real Property Lease, (ii) current taxes not yet due and payable; (iii) Liens of public record; and (iv) such nonmonetary imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property. To the best knowledge of PPTF, the activities of PPTF and the PPTF Subsidiary with respect to all real property and PPTF Real Property Leases owned or held by each of them for use in connection with their respective operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality affecting such properties. PPTF and the PPTF Subsidiary enjoy peaceful and undisturbed possession under all material PPTF Real Property Leases to which they are parties, and all of such PPTF Real Property Leases are valid and in full force and effect.

           (b) There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on PPTF or the PPTF Subsidiary of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance (including, CERCLA), pending or threatened against PPTF or the PPTF Subsidiary, which liability or obligation could reasonably be expected to have a Material Adverse Effect on PPTF. To the knowledge of PPTF, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on PPTF. Neither PPTF nor the PPTF Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on PPTF.

      4.21 Pooling of Interests. PPTF has no reason to believe that the Mergers will not qualify as a "pooling of interests" for accounting purposes.

      4.22 Insurance Matters.

           (a) Each form of insurance policy, policy endorsement or amendment, reinsurance contract, annuity contract, application form, sales material and service contract now in use by PPTF or the PPTF Subsidiary in any jurisdiction has, where required, received interim or final approvals from the appropriate Governmental Entity of such jurisdiction, except for those approvals which, if not obtained, would not result in a Material Adverse Effect on PPTF.

           (b) Neither PPTF nor its Subsidiary has issued any participating policies or any retrospectively rated policies of insurance, other than policies with final premiums subject to audit.

           (c) All premium rates required to be filed with or approved by any Governmental Entity have been so filed and have received interim or final approval from each such Governmental Entity, and all premiums charged by PPTF or the PPTF Subsidiary conform with such approvals, except for those filings or approvals which, if not obtained, would not result in a Material Adverse Effect on PPTF.

           (d) The PPTF Disclosure Schedule sets forth all of the reserves of PPTF and the PPTF Subsidiary as of December 31, 1996 (collectively, the "PPTF Reserves"). The PPTF Reserves, gross and net of the reinsurance thereof, were prepared in accordance with the statutory accounting practices and principles prescribed by or permitted under the Florida Insurance Code and make good and sufficient provisions for all insurance obligations of PPTF and the PPTF Subsidiary. Outstanding claims and claims expenses have been opined upon as reasonable and adequate as of December 31, 1996, by Tillinghast-Towers Perrin, a duly qualified actuary who is a member in good standing in the American Academy of Actuaries. Each of PPTF and the PPTF Subsidiary has assets that qualify as admitted assets under the insurance laws of the applicable jurisdictions in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by such insurance laws.

           (e) The PPTF Disclosure Schedule sets forth a list and description of all reinsurance agreements or treaties to which PPTF or the PPTF Subsidiary is a party. The consummation of the transactions contemplated by this Agreement will not result in the termination of any such reinsurance agreements or treaties. PPTF has provided Professionals Group true and correct copies of all such reinsurance agreements or treaties. The reserve for unpaid losses, loss adjustment expenses and unearned premiums at each of December 31, 1996 and December 31, 1995, as reflected in the balance sheets in the financial statements of PPTF identified in Section 4.6 of this Agreement, are stated net of reinsurance ceded amounts. PPTF has no knowledge of any facts that would cause it to believe that the reinsurance recoverable amounts reflected in said balance sheets are not collectible, and PPTF is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments, and no party to any of such reinsurance agreements or treaties has given notice to PPTF or the PPTF Subsidiary that such party intends to terminate or cancel any of such reinsurance agreements or treaties as a result of or following consummation of the Mergers. Each reinsurance agreement or treaty to which PPTF or the PPTF Subsidiary is a party is valid and binding on such entity and is in full force and effect in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which the enforcement of any proceeding therefor may be brought. Neither PPTF nor the PPTF Subsidiary is in default in any material respect with respect to any such reinsurance agreement or treaty, and no such reinsurance agreement or treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions.

           (f) The PPTF Reserves, gross and net of reinsurance thereof, as of December 31, 1996, pertaining to the property and casualty insurance businesses (including medical malpractice) of PPTF and the PPTF Subsidiary have been determined on a consistent basis in accordance with past practices.

           (g) The PPTF Disclosure Schedule lists all written contracts between PPTF and its Subsidiary and each of their respective agents, managing general agents, and brokers.

           (h) Neither PPTF nor the PPTF Subsidiary owns, beneficially or of record, any shares of Professionals Group Common Stock or other equity securities of Professionals Group, or any securities convertible into or exercisable for any shares of Professionals Group Common Stock or other equity securities of Professionals Group. Upon consummation of the INSCO Merger, no Eligible Member of PPTF will, by virtue of his or her Membership Rights, receive more than 3% of the aggregate number of shares of Professionals Group Common Stock issued in the INSCO Merger to PPTF Eligible Members.

      4.23 No Investment Company. Neither PPTF nor the PPTF Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      4.24 Accuracy of Information Supplied.

           (a) To the best knowledge of PPTF, none of the information supplied or to be supplied by PPTF or the PPTF Subsidiary to Professionals Group pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

           (b) The S-4 and the Joint Proxy Statement used for the registration and qualification of shares of Professionals Group Common Stock to be issued upon consummation of the INSCO Merger and used to solicit approval of the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF, and all other documents to be filed with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Mergers), at the respective times such documents are filed or become effective, and with respect to the Joint Proxy Statement, from the time of mailing to the stockholders of Professionals Group and the Voting Members of PPTF through the period required for the Voting Members of PPTF to perfect dissenters' rights under applicable law, shall, as to all information provided by PPTF: (i) comply in all material respects with the provisions of all applicable regulations issued by the SEC pursuant to the Securities Act and the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

      4.25 Effective Time of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of PPTF set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.11 of this Agreement, shall be deemed to be made on and as of the date of this Agreement, as of the effective date of the S-4, as of the Closing Date, as of the INSCO Effective Time, and as of the PICOM Effective Time.


                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1 Conduct of Businesses Prior to the Effective Times. During the period from the date of this Agreement to the INSCO Effective Time, except as expressly contemplated or permitted by this Agreement (including the Professionals Group Disclosure Schedule and the PPTF Disclosure Schedule), each of Professionals Group and PPTF shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of any party to this Agreement to obtain any Requisite Regulatory Approval for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

      5.2 Forbearances. During the period from the date of this Agreement to the INSCO Effective Time, except as set forth in the Professionals Group Disclosure Schedule or the PPTF Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement, neither Professionals Group nor PPTF shall, and neither Professionals Group nor PPTF shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

           (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than (i) indebtedness incurred in connection with the incorporation of, and for the purpose of incorporating, INSCO, and (ii) short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Professionals Group or any of its Subsidiaries to Professionals Group or any of its Subsidiaries, on the one hand, or of PPTF or the PPTF Subsidiary to PPTF or any of its Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include entering into repurchase agreements and reverse repurchase agreements);

           (b) redeem, repay, discharge or defease any surplus note (including the PPTF Surplus Notes), unless such redemption, repayment, discharge or defeasance is an express condition of any Requisite Regulatory Approval;

           (c)   (i) adjust, split, combine or reclassify any capital stock;
(ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except (A) in the case of Professionals Group, a stock dividend not exceeding 10% of the shares of Professionals Group Common Stock outstanding as of the date such stock dividend is declared may be made, declared or paid at any time prior to the INSCO Effective Time, and (B) dividends paid by any of the Subsidiaries of each of Professionals Group and PPTF to Professionals Group or PPTF or any of their Subsidiaries, respectively), (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no such rights or options shall be granted, (A) except that at any time prior to the Closing Date, and pursuant to the terms of the Professionals Group LTIP, Professionals Group may make Awards (defined in this Agreement as in the Professionals Group LTIP) to Participants (defined in this Agreement as in the Professionals Group LTIP) covering up to 150,000 shares of Professionals Group Common Stock in the aggregate, and (B) except as otherwise agreed in writing by Professionals Group and PPTF), or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date of this Agreement, or (B) as permitted under clause (ii) or clause (iii) of this sentence;

           (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

           (e) except for transactions in the ordinary course of business consistent with past practice, or in connection with the incorporation of, and for the purpose of incorporating, INSCO, or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

           (f) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

           (g) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

           (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

           (i) take any action that would prevent or impede the Mergers from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code;

           (j) in the case of Professionals Group, each of its Subsidiaries and the PPTF Subsidiary, amend its Articles of Incorporation, or its Bylaws, except as contemplated by this Agreement;

           (k) in the case of PPTF, amend any of the PPTF Charter Documents except as contemplated by this Agreement;

           (l) other than in accordance with its investment guidelines and prior consultation with every other party to this Agreement, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

           (m) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the INSCO Effective Time, or in any of the conditions to the Mergers set forth in Article VII of this Agreement not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

           (n) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.


                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

      6.1  Regulatory Matters.

           (a) In connection with the solicitation of approval of the principal terms of the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF and the registration of the shares of Professionals Group Common Stock to be issued upon consummation of the INSCO Merger, the parties will prepare, and Professionals Group will file, the S-4 and the Joint Proxy Statement with the SEC which shall comply as to form, in all material respects, with the provisions of the Securities Act, the Exchange Act and other applicable law. Professionals Group will use all reasonable effects to respond to the comments of the SEC staff with respect to the S-4 and the Joint Proxy Statement and to have the S-4 and the Joint Proxy Statement declared effective by the SEC as soon as practicable, and Professionals Group shall thereafter mail or deliver the Joint Proxy Statement to its stockholders and PPTF shall thereafter mail or deliver the Joint Proxy Statement to its Voting Members. The information provided and to be provided by Professionals Group and PPTF for use in the S-4 and the Joint Proxy Statement will not, in the case of the S-4 on the date it becomes effective, and in the case of Joint Proxy Statement on such date and on the date on which approval of the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF is obtained, contain any untrue statement of material fact or omit to state any material fact required to be stated in this Agreement or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of Professionals Group and PPTF agree promptly to correct any such information provided by it which shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the S-4 or the Joint Proxy Statement so as to correct the same and to cause the Joint Proxy Statement so corrected to be distributed to the stockholders of Professionals Group and the Voting Members of PPTF to the extent required by applicable law. To the extent that any opinion regarding the tax consequences of the Mergers is required with respect to the S-4 or the Joint Proxy Statement, Professionals Group and PPTF will both cause each of their respective tax counsel to issue substantially similar opinions.

           (b) Professionals Group will prepare and file, and PPTF will cooperate with and assist Professionals Group in preparing and filing, all statements, applications, correspondence or forms required to be filed with appropriate state securities law regulatory authorities to register or qualify the shares of Professionals Group Common Stock to be issued upon consummation of the INSCO Merger or to establish an exemption from such registration or qualification (the "Blue Sky Filings").

           (c) Pursuant to the HSR Act, Professionals Group and PPTF will promptly prepare and file, or cause to be filed, the HSR Act Report with the Pre-Merger Notification Agencies in respect of the transactions contemplated by this Agreement, which filing shall comply as to form with all requirements applicable thereto and all of the data and information reported therein shall be accurate and complete in all material respects. Each of Professionals Group and PPTF will promptly comply with all requests, if any, of the Pre-Merger Notification Agencies for additional information or documentation in connection with the HSR Act Report forms filed by or on behalf of each of such parties pursuant to the HSR Act, and all such additional information or documentation shall comply as to form with all requirements applicable thereto and shall be accurate and complete in all material respects.

           (d) Each of Professionals Group and PPTF shall duly make all other regulatory filings required to be made by each in respect of this Agreement or the transactions contemplated by this Agreement. Each party shall use all reasonable efforts to obtain all material permits, approvals and consents required to be obtained prior to the consummation of each of the Mergers or necessary to carry out the transactions contemplated by this Agreement under applicable federal, state, local and foreign laws, rules and regulations, including any approvals required under applicable state insurance laws. A representative of each party shall participate in all substantive discussions with the SEC, the Pre- Merger Notification Agencies and any other Governmental Entity, unless such right to participate is waived by such party.

           (e) Each party will furnish all information, including certificates, consents and opinions of counsel concerning it and its Subsidiaries reasonably deemed necessary by the other party for the filing or preparation for filing of the S-4 and Joint Proxy Statement, the Blue Sky Filings, the HSR Act Report and the applications for all Requisite Regulatory Approvals. Each party covenants and agrees that all information furnished by it for inclusion in the S-4 and the Joint Proxy Statement, Blue Sky Filings and all other documents filed to obtain the Requisite Regulatory Approvals will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

           (f) Each party shall provide to the other, (i) promptly after filing thereof, copies of all statements, applications, correspondence or forms filed by such party prior to the Closing Date with state securities law regulatory authorities, the SEC, the Pre-Merger Notification Agencies and any other Governmental Entity in connection with the transactions contemplated by this Agreement; and (ii) promptly after delivery to, or receipt from, such regulatory authorities, all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

           (g) Professionals Group shall deliver to PPTF letters from KPMG Peat Marwick LLP, dated the effective date of the S-4 and the Closing Date, addressed to PPTF and satisfactory to PPTF, to the effect that (x) they are the independent public accountants with respect to Professionals Group within the meaning of the Securities Act and the rules and regulations promulgated thereunder, and (y) they have carried out certain procedures specified in the letter and reasonably acceptable to PPTF, not constituting an audit, with respect to the unaudited financial statements and certain amounts, percentages and financial information which are derived from the general accounting records of Professionals Group and the Professionals Group Subsidiaries; and are included in the S-4 and the Joint Proxy Statement or in the documents filed with the SEC pursuant to the Exchange Act and incorporated by reference in the S-4 and the Joint Proxy Statement, and on the basis of such procedures: (i) nothing came to their attention that caused them to believe that the unaudited financial statements included in the S-4 and the Joint Proxy Statement are not stated on a basis substantially consistent with that of the audited financial statements of Professionals Group included in the S-4 and the Joint Proxy Statement or in the documents filed with the SEC pursuant to the Exchange Act and incorporated by reference in the S-4 and the Joint Proxy Statement; and
(ii) they have compared such amounts, percentages, and financial information with such general accounting records of Professionals Group and the Professionals Group Subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

           (h) PPTF shall deliver to Professionals Group letters from KPMG Peat Marwick LLP, dated the effective date of the S-4 and the Closing Date, addressed to Professionals Group and satisfactory to Professionals Group, to the effect that (x) they are the independent public accountants with respect to PPTF within the meaning of the Securities Act and the rules and regulations promulgated thereunder; and (y) they have carried out certain procedures specified in the letter and reasonably acceptable to Professionals Group, not constituting an audit, with respect to the unaudited financial statements and certain amounts, percentages and financial information which are derived from the general accounting records of PPTF and the PPTF Subsidiary and are included in the S-4 and the Joint Proxy Statement and on the basis of such procedures:
(i) nothing came to their attention that caused them to believe that the unaudited financial statements included in the S-4 and the Joint Proxy Statement are not stated on a basis substantially consistent with that of the audited financial statements of PPTF included in the S-4 and the Joint Proxy Statement; and (ii) they have compared such amounts, percentages and financial information with such general accounting records of PPTF and the PPTF Subsidiary and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

           (i) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Professionals Group and PPTF shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Professionals Group or PPTF, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

           (j) Professionals Group and PPTF shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Professionals Group, PPTF or any of their respective Subsidiaries to any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement.

           (k) Professionals Group and PPTF shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

      6.2  Access to Information.

           (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and to the Confidentiality Agreement dated February 27, 1996, as amended (the "Confidentiality Agreement"), among the parties to this Agreement, each of Professionals Group and PPTF shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the INSCO Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Professionals Group and PPTF shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or state insurance laws (other than reports or documents which Professionals Group or PPTF, as the case may be, is not permitted to disclose under applicable law or by agreement) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Professionals Group nor PPTF nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Professionals Group's or PPTF's, as the case may be, customers, jeopardize the attorney-client and work product privileges of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

           (b) Each of Professionals Group and PPTF agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party who agree to be bound by the Confidentiality Agreement), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated by this Agreement are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

           (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth in this Agreement.

      6.3 Professionals Group Stockholder Approval. Professionals Group shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite stockholder approval required in connection with this Agreement and the Mergers, and shall use its best efforts to cause such meeting to occur on the same date as the meeting of the Voting Members of PPTF called for the purpose of obtaining the requisite Voting Member approval required in connection with this Agreement and the Mergers. Professionals Group will, through its Board of Directors, subject to its fiduciary obligations as determined by its Board of Directors, recommend to its stockholders approval of this Agreement and the Mergers.

      6.4 PPTF Member Approval. PPTF shall call a meeting of its members to be held as soon as reasonably practicable for the purpose of obtaining the requisite Voting Member approval required in connection with this Agreement and the Mergers, and shall use its best efforts to cause such meeting to occur on the same date as the meeting of the stockholders of Professionals Group called for the purpose of obtaining the requisite Professionals Group stockholder approval required in connection with this Agreement and the Mergers. PPTF will, through its Board of Trustees, subject to its fiduciary obligations as determined by its Board of Trustees, recommend to its Voting Members approval of this Agreement and the Mergers.

      6.5 Legal Conditions to Mergers. Each of Professionals Group and PPTF shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Mergers and, subject to the conditions set forth in Article VII of this Agreement, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Professionals Group or PPTF or any of their respective Subsidiaries in connection with the Mergers and the other transactions contemplated by this Agreement.

      6.6  Affiliates; Publication of Combined Financial Results.

           (a) Each of Professionals Group, PICOM, and PPTF shall use its best efforts to cause each director, trustee, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Mergers for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the earlier of the date of the meeting of stockholders called by Professionals Group and the date of the meeting of Voting Members called by PPTF to approve this Agreement, a written agreement, in the form of Exhibit D to this Agreement, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Professionals Group Common Stock or PPTF Membership Rights held by such "affiliate" and, in the case of the "affiliates" of PPTF, the shares of Professionals Group Common Stock to be received by such "affiliate" in the INSCO Merger: (i) in the case of shares of Professionals Group Common Stock to be received by "affiliates" of PPTF in the INSCO Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing thirty (30) days prior to the INSCO Merger and ending at the time of the publication of financial results covering at least thirty (30) days of combined operations of PICOM and PPTF.

           (b) Professionals Group shall use its best efforts to publish as promptly as reasonably practical but in no event later than forty- five (45) days after the end of the first month after the later of the INSCO Effective Time and the PICOM Effective Time in which there are at least thirty (30) days of post-merger combined operations (which month may be the month in which the later of the INSCO Effective Time and the PICOM Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

      6.7 Nasdaq National Market Listing. Professionals Group shall cause the shares of Professionals Group Common Stock to be issued in the INSCO Merger to be approved for trading and reporting on the Nasdaq National Market subject to official notice of issuance, prior to the INSCO Effective Time.

      6.8  Employee Benefit Plans.

           (a) Prior to the Closing Date, Professionals Group and PPTF shall cooperate in reviewing, evaluating and analyzing the Professionals Group Benefit Plans and PPTF Benefit Plans with a view towards developing appropriate new benefit plans for the employees covered thereby subsequent to the Mergers in substantial conformance with the Professionals Group Benefit Plans in effect as of the later of the INSCO Effective Time and the PICOM Effective Time, in replacement and substitution for the PPTF Benefit Plans which shall be cancelled, terminated or frozen to the extent permitted by applicable law. It is the intention of Professionals Group and PPTF to develop such new benefit plans, effective as of the later of the INSCO Effective Time and the PICOM Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees who were covered by Professionals Group Benefit Plans, on the one hand, and those covered by PPTF Benefit Plans, on the other, prior to the later of the INSCO Effective Time and the PICOM Effective Time, but (iii) with the overall view that the PPTF Benefit Plans would be cancelled, terminated or frozen, and replaced by the Professionals Group Benefit Plans for times following the later of the INSCO Effective Time and the PICOM Effective Time to the extent permitted by applicable law.

           (b) Nothing in this Section 6.8 shall be interpreted as preventing Professionals Group from amending, modifying or terminating any Professionals Group Benefit Plans, PPTF Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

      6.9  Indemnification; Directors' and Officers' Insurance.

           (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the later of the INSCO Effective Time and the PICOM Effective Time, a director or trustee or officer or employee Professionals Group or any Subsidiary of Professionals Group or of PPTF or the PPTF Subsidiary, including any entity specified in the Professionals Group Disclosure Schedule or the PPTF Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, trustee, officer or employee of Professionals Group or any Subsidiary of Professionals Group or PPTF, the PPTF Subsidiary or any entity specified in the Professionals Group Disclosure Schedule or the PPTF Disclosure Schedule, or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated by this Agreement or thereby, whether in any case asserted or arising before or after the INSCO Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the INSCO Effective Time, Professionals Group shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the Effective Time, to the fullest extent permitted under applicable law at such time, including the provisions of Section 5(k) of PPTF's Amended Trust Agreement dated January 1, 1987), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the INSCO Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Professionals Group; provided, however, that (A) Professionals Group shall have the right to assume the defense thereof and upon such assumption Professionals Group shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Professionals Group elects not to assume such defense the Indemnified Party may retain counsel reasonably satisfactory to him after consultation with Professionals Group, and Professionals Group shall pay the reasonable fees and expenses of such counsel for the Indemnified Party, (B) Professionals Group shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties except to the extent representation by a single firm or attorney is, in the absence of an informed consent by the Indemnified Party, prohibited by ethical rules relating to lawyers' conflicts of interest, (C) Professionals Group shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), (D) Professionals Group shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable law and (E) Professionals Group shall have no obligation hereunder to any Indemnified Party for which and to the extent payment is actually and unqualifiedly made to such Indemnified Party under any insurance policy, any other agreement for indemnification or otherwise. Any Indemnified Party wishing to claim Indemnification under this Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Professionals Group thereof, provided that the failure to so notify shall not affect the obligations of Professionals Group under this Section 6.9 except to the extent such failure to notify materially prejudices Professionals Group. Professionals Group's obligations under this Section 6.9 continue in full force and effect for a period of six (6) years from the later of the INSCO Effective Time and the PICOM Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

           (b) Professionals Group shall use its best efforts to cause the individuals serving as officers and directors of PPTF, the PPTF Subsidiary or any entity specified in the PPTF Disclosure Schedule immediately prior to the INSCO Effective Time to be covered for a period of six (6) years from the later of the INSCO Effective Time and the PICOM Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by PPTF or the PPTF Subsidiary (provided that Professionals Group may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the INSCO Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Professionals Group be required to expend more than 200% of the current amount expended by PPTF or the PPTF Subsidiary (the "Insurance Premium Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Professionals Group is unable to maintain or obtain the insurance called for by this Section 6.9(b), Professionals Group shall use its best efforts to obtain as much comparable insurance as available for the Insurance Premium Amount.

           (c) In the event Professionals Group or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Professionals Group assume the obligations set forth in this Section 6.9.

           (d) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      6.10 Additional Agreements.

           (a) In case at any time prior to the INSCO Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including the incorporation of INSCO and obtaining authorization for INSCO to transact business under the Michigan Insurance Code and the Florida Insurance Code) or the Mergers, the proper officers and directors of each party to this

Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Professionals Group.

           (b) In case at any time after the INSCO Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Professionals Group and a Subsidiary of PPTF) or to vest Professionals Group or any of its Subsidiaries with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to this Agreement or the Mergers, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Professionals Group.

           (c) Prior to the INSCO Effective Time, neither PPTF nor the PPTF Subsidiary shall acquire, directly or indirectly, beneficial or record ownership of any shares of Professionals Group Common Stock or other equity securities of Professionals Group, or any securities convertible into or exercisable for any shares of Professionals Group Common Stock or other equity securities of Professionals Group.

      6.11 Advice of Changes. Professionals Group and PPTF shall give prompt notice to the other party as soon as practicable after it has actual knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause any party's representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date of this Agreement to the INSCO Effective Time, or (ii) any failure on its part or on the part of any of its or its Subsidiaries' officers, directors, employees, representatives or agents (other than persons or entities who are such employees, representatives or agents only because they are appointed insurance agents of such parties) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. Each party shall have the right to deliver to the other party a written disclosure schedule as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty or covenant of this Agreement by such party, identifying on such disclosure schedule the representation, warranty or covenant which would be so breached, provided that each such disclosure schedule shall be delivered as soon as practicable after such party becomes aware of the matter disclosed therein. The nondisclosing party shall have five
(5) business days from receipt of such disclosure schedule to notify the disclosing party that (x) it will close notwithstanding the new disclosure, (y) it will not close based on such new disclosure, or (z) further investigation or negotiation is required for it to reach a determination whether or not to close based on such new disclosure. If the parties thereafter are unable to reach agreement on a mutually satisfactory means of resolving the matter so disclosed, the nondisclosing party shall have the right in its discretion, to terminate this Agreement pursuant to Section 8 of this Agreement.
Professionals Group shall update the Professionals Group Disclosure Schedule (the "Closing Date Professionals Group Disclosure Schedule") to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date Professionals Group Disclosure Schedule to PPTF no earlier than six (6) business days prior to the Closing Date. PPTF shall update the PPTF Disclosure Schedule (the "Closing Date PPTF Disclosure Schedule") to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date PPTF Disclosure Schedule to Professionals Group no earlier than six (6) business days prior to the Closing Date.

      6.12 Professionals Group LTIP Awards. At any time prior to the Closing Date, and pursuant to the terms of the Professionals Group LTIP, Professionals Group may make Awards to Participants covering up to 150,000 shares of Professionals Group Common Stock in the aggregate.

      6.13 Negotiations with Other Parties.

           (a) So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, neither Professionals Group, on the one hand, nor PPTF, on the other hand, shall authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any person or entity or any group of persons or entities other than the other party to this Agreement or any of its affiliates (a "Potential Acquiror") concerning any Acquisition Proposal (as defined in this Section 6.13) other than as expressly provided in this Agreement. PPTF will promptly inform Professionals Group, and Professionals Group will promptly inform PPTF, of any serious, bona fide inquiry it may receive with respect to any Acquisition Proposal and each shall furnish to the other a copy thereof.

           (b) Nothing contained in this Agreement shall prohibit Professionals Group or its Board of Directors from making such disclosures to its stockholders as are required under applicable law or the rules of the NASD or the Nasdaq National Market. Nothing contained in this Agreement shall prohibit the Board of Directors of Professionals Group from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes a Acquisition Proposal if: (A) the Board of Directors of Professionals Group, after consultation with and receiving the advice of its legal counsel and financial advisors, determines in good faith that such action is necessary or required for the Board of Directors of Professionals Group to comply with its fiduciary duties to its stockholders under applicable law or its Articles of Incorporation or Bylaws, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Professionals Group discloses to PPTF that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, which notice shall describe the terms thereof (but need not identify the person or entity making the offer), (C) prior to furnishing such information to such person or entity, Professionals Group receives from such person or entity an executed confidentiality agreement, and (D) Professionals Group keeps PPTF informed promptly of the status (including the terms, but any disclosure of terms shall be covered by a confidentiality agreement) of any such discussions or negotiations (provided that, Professionals Group shall not be required to disclose to PPTF confidential information concerning the business or operations of the person or entity making the expression of interest). Subject to the preceding sentence, the Board of Directors of Professionals Group may approve and recommend to the stockholders of Professionals Group an Acquisition Proposal from a Potential Acquiror.

           (c) Nothing contained in this Agreement shall prohibit PPTF or its Board of Trustees from making such disclosures to its Eligible Members as are required under the Florida Insurance Code and the FBCA. Nothing contained in this Agreement shall prohibit the Board of Trustees of PPTF from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes a Acquisition Proposal if: (A) the Board of Trustees of PPTF, after consultation with and receiving the advice of its legal counsel and financial advisors, determines in good faith that such action is necessary or required for the Board of Trustees of PPTF to comply with its fiduciary duties to its Eligible Members under applicable law or the PPTF Charter Documents, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, PPTF discloses to Professionals Group that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, which notice shall describe the terms thereof (but need not identify the person or entity making the offer), (C) prior to furnishing such information to such person or entity, PPTF receives from such person or entity an executed confidentiality agreement, and
(D) PPTF keeps Professionals Group informed promptly of the status (including the terms, but any disclosure of terms shall be covered by a confidentiality agreement) of any such discussions or negotiations (provided that, PPTF shall not be required to disclose to Professionals Group confidential information concerning the business or operations of the person or entity making the expression of interest) provided, however, that if the person or entity making such Acquisition Proposal, or any associate, or affiliate or predecessor-in-interest of such person or entity, has more than 5.99% of the physicians medical malpractice insurance market in the State of Florida based on gross written premiums, then unless and until PPTF shall have been permitted to conduct and complete, to its satisfaction, a full and complete due diligence inquiry of such person or entity, PPTF shall neither provide such person or entity with any information, data, reports, analyses, compilations, studies, interpretations, projections, forecasts, records or materials pertaining to PPTF or the PPTF Subsidiary nor permit such person or entity to conduct any due diligence inquiry of PPTF or the PPTF Subsidiary on any premises owned, leased or utilized by PPTF. Subject to the preceding sentence, the Board of Trustees of PPTF may approve and recommend to the Voting Members of PPTF an Acquisition Proposal from a Potential Acquiror.

           (d)   As used in this Agreement, "Acquisition Proposal" means any
(i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than Professionals Group or PPTF, would acquire or participate in a merger or other business combination involving Professionals Group or any of the Professionals Group Subsidiaries, on the one hand, or PPTF or the PPTF Subsidiary, on the other hand, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than Professionals Group or PPTF, would acquire the right to vote 10% or more of the capital stock of Professionals Group or any of the Professionals Group Subsidiaries, on the one hand, or the PPTF
Subsidiary, on the other hand, entitled to vote thereon for the election of directors; (iii) proposal by which any corporation, partnership, person or other entity or group, other than Professionals Group or PPTF, would acquire the right to vote 10% or more of the "In-Force PPTF Policies" (as defined in this Section 6.13(d)), entitled to vote thereon for the election of trustees;
(iv) acquisition of 10% or more of the assets of Professionals
Group or any of the Professionals Group Subsidiaries, other than in the ordinary course of business; (v) acquisition of 10% or more of the assets of PPTF or the PPTF Subsidiary, other than in the ordinary course of business; (vi) acquisition in excess of 10% of the outstanding capital stock of Professionals Group or any of the Professionals Group Subsidiaries, on the one hand, or the PPTF Subsidiary, on the other hand, other than as contemplated by this Agreement; or (vii) acquisition in excess of 10% of the outstanding In-Force PPTF Policies, other than as contemplated by this Agreement. As used in this Agreement, "In-Force PPTF Policies" means an Individual Indemnity Agreement, a Group Indemnity Agreement, a Master Indemnity Agreement or a Physician Hospital Organization Indemnity Agreement, issued by PPTF.


                                  ARTICLE VII
                              CONDITIONS PRECEDENT

      7.1 Conditions to Each Party's Obligation To Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the satisfaction at or prior to each of the INSCO Effective Time and the PICOM Effective Time of the following conditions:

           (a) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of Professionals Group Common Stock entitled to vote thereon.

           (b) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the Voting Members of PPTF entitled to vote thereon.

           (c) The shares of Professionals Group Common Stock which shall be issued to the Eligible Members of PPTF upon consummation of the INSCO Merger shall have been authorized for trading and reporting on the Nasdaq National Market, subject to official notice of issuance.

           (d) The INSCO Certificate of Merger and the PICOM Certificates of Merger shall have been filed with the appropriate Governmental Entities immediately prior to the Closing.

           (e) All approvals of Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, without the imposition of any condition which in the reasonable judgment of Professionals Group is materially burdensome upon Professionals Group or its Subsidiaries (all such approvals and the expiration of all such waiting periods being referred to in this Agreement as the "Requisite Regulatory Approvals"). Without limiting the generality of the foregoing: (i) the S-4 shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the S-4 shall have been issued and shall remain in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC; (ii) all Blue Sky Filings shall have been made, and the sale of Professionals Group Stock resulting from the INSCO Merger shall have been qualified or registered with the appropriate state securities law regulatory authorities of all states in which qualification or registration is required under applicable state securities laws, and such qualifications or registrations shall not have been suspended or revoked, or shall be exempt from such qualification or registration; (iii) the HSR Act Report shall have been submitted to the Pre-Merger Notification Agencies, and the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received; and (iv) the Mergers and the transfer of ownership of PPTF and the PPTF Subsidiary shall have been approved by the Michigan Insurance Commissioner, the Florida Insurance Department, and the insurance departments of all states in which PPTF, Professionals Group and any Subsidiaries of either of them conduct business, to the extent such approvals are required.

           (f) No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Mergers.

           (g) Professionals Group and PPTF each shall have received an opinion of their respective tax counsel, addressed to Professionals Group or PPTF, as the case may be, in form and substance reasonably satisfactory to Professionals Group and PPTF, dated as of the INSCO Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the INSCO Effective Time:

                 (i) The Mergers will constitute a tax free reorganization under Section 368(a)(1)(A) of the Code and Professionals Group and PPTF will each be a party to the reorganization;

               (ii) No gain or loss will be recognized by Professionals Group or PPTF as a result of the Mergers; and

              (iii) No gain or loss will be recognized by the Eligible Members of PPTF who exchange their PPTF Membership Rights solely for Professionals Group Common Stock pursuant to the INSCO Merger (except with respect to cash received in lieu of a fractional share interest in Professionals Group Common Stock).

In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Professionals Group, PPTF and others.

           (h) Professionals Group and PPTF shall each have received letters, effective as of the INSCO Effective Time and the PICOM Effective Time, from their respective independent accountants addressed to Professionals Group or PPTF, as the case may be, to the effect that each of the Mergers will qualify for "pooling of interests" accounting treatment.

           (i) INSCO shall have been duly incorporated under the Florida Insurance Code and shall be authorized to transact business in the State of Michigan under and pursuant to the Michigan Insurance Code and in the State of Florida under and pursuant to the Florida Insurance Code.

           (j) The percentage interests of those PPTF Voting Members perfecting their dissenters' rights under applicable law, when aggregated, shall not exceed 10% of the percentage interests of all PPTF Eligible Members as a whole.

      7.2 Conditions to Obligation of Professionals Group. The obligation of Professionals Group to effect the Mergers is also subject to the satisfaction or waiver by Professionals Group at or prior to the INSCO Effective Time of the following conditions:

           (a) The representations and warranties of PPTF set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the PPTF Disclosure Schedule that are disclosed by PPTF to Professionals Group in the Closing Date PPTF Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. Professionals Group shall have received a certificate signed on behalf of PPTF by the Chief Executive Officer and the Chief Financial Officer of PPTF to the foregoing effect, and to which any Closing Date PPTF Disclosure Schedule shall be appended.

           (b) PPTF shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Professionals Group shall have received a certificate signed on behalf of PPTF by the Chief Executive Officer and the Chief Financial Officer of PPTF to such effect.

           (c) Professionals Group shall have received from KPMG Peat Marwick LLP, accountants to PPTF, a letter, dated the Closing Date, addressed to Professionals Group and satisfactory to Professionals Group, to the effect that
(i) they are the independent public accountants with respect to PPTF within the meaning of the Securities Act and the rules and regulations promulgated thereunder; (ii) on the basis of certain procedures specified in the letter and reasonably acceptable to Professionals Group, not constituting an audit, nothing came to their attention that caused them to believe that: (A) the unaudited most recent financial statements of PPTF delivered to Professionals Group pursuant to Section 4.6(a) of this Agreement are not stated on a basis substantially consistent with that of the audited most recent financial statements of PPTF delivered to Professionals Group pursuant to Section 4.6 of this Agreement; and (B) as of a specified date not more than five (5) days prior to the date of such letter, there has been no increase in the long-term debt of PPTF or the PPTF Subsidiary of greater than 10%, as compared with the long-term debt of PPTF or the PPTF Subsidiary at December 31, 1996, or any increase in the outstanding equity interests of the PPTF Subsidiary, or any decrease in PPTF's capital and surplus of greater than 10%, as compared with capital and surplus at December 31, 1996 (all as calculated in accordance with GAAP). Professionals Group shall have no obligation to PPTF or any other person or entity to waive, in whole or in part, delivery of any such letter or the request that it contain any given information.

           (d) PPTF and the PPTF Subsidiary, taken as a whole, shall not have suffered a material adverse change in their businesses, assets, properties, operations or condition (financial or otherwise); and no event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on PPTF or upon the right of PPTF or the PPTF Subsidiary to conduct their respective businesses as presently conducted.

           (e) PPTF shall have delivered to Professionals Group an opinion, dated the Closing Date, of counsel for PPTF, satisfactory to Professionals Group and its counsel, to the effect set forth on Exhibit E to this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Professionals Group and its counsel may reasonably request. In rendering their opinion, counsel to PPTF may rely on certificates of officers of PPTF, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

           (f) Professionals Group shall have received favorable opinions from Cochran, Caronia & Co. and McDonald & Company Securities, Inc. in connection with the deliberations of its Board of Directors approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Mergers and the other transactions contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of Professionals Group from a financial point of view.

           (g) The capital and surplus of PPTF as of the last day of the calendar month immediately preceding the Closing Date (the "PPTF Determination Date") shall be not less than $91,979,603. Said capital and surplus shall be calculated in accordance with GAAP; provided, however, that investments shall be valued at their amortized cost on the PPTF Determination Date. Professionals Group shall receive a certificate to said effect executed by the President and Chief Executive Officer of PPTF.

           (h) PPTF shall have delivered to Professionals Group such other certificates and instruments as Professionals Group and its counsel may reasonably request. The form and substance of all certificates, instruments, opinions and other documentation delivered to Professionals Group under this Agreement shall be reasonably satisfactory to Professionals Group and its counsel.

      7.3 Conditions to Obligation of PPTF. The obligation of PPTF to effect the Mergers is also subject to the satisfaction or waiver by PPTF at or prior to the INSCO Effective Time of the following conditions:

           (a) The representations and warranties of Professionals Group set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the Professionals Group Disclosure Schedule that are disclosed by Professionals Group to PPTF in the Closing Date Professionals Group Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. PPTF shall have received a certificate signed on behalf of Professionals Group by the Chief Executive Officer and the Chief Financial Officer of Professionals Group to the foregoing effect, and to which any Closing Date Professionals Group Disclosure Schedule shall be appended.

           (b) Professionals Group shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PPTF shall have received a certificate signed on behalf of Professionals Group by the Chief Executive Officer and the Chief Financial Officer of Professionals Group to such effect.

           (c) PPTF shall have received from KPMG Peat Marwick LLP, accountants to Professionals Group, a letter, dated the Closing Date, addressed to PPTF and satisfactory to PPTF, to the effect that (i) they are the independent public accountants with respect to Professionals Group within the meaning of the Securities Act and the rules and regulations promulgated thereunder; (ii) on the basis of certain procedures specified in the letter and reasonably acceptable to PPTF, not constituting an audit, nothing came to their attention that caused them to believe that: (A) the unaudited most recent financial statements of Professionals Group delivered to PPTF pursuant to Section 3.6(a) of this Agreement are not stated on a basis substantially consistent with that of the audited most recent financial statements of Professionals Group delivered to PPTF pursuant to Section 3.6(a) of this Agreement; and (B) as of a specified date not more than five (5) days prior to the date of such letter, there has been no increase in the consolidated long-term debt of Professionals Group, as compared with the consolidated long-term debt of Professionals Group at December 31, 1996 (other than indebtedness incurred under and pursuant to the U.S. $22,500,000 Credit Agreement dated as of April 4, 1997 between Professionals Group and LaSalle National Bank), or any increase in the outstanding capital stock of Professionals Group or any Professionals Group Subsidiary (other than as contemplated by this Agreement) as compared with capital stock of Professionals Group at December 31, 1996, or any decrease in Professional Group's consolidated stockholders' equity of greater than 10%, as compared with consolidated stockholders' equity at December 31, 1996 (all as calculated in accordance with GAAP. PPTF shall have no obligation to Professionals Group or any other person to waive, in whole or in part, delivery of any such letter or the request that it contain any given information.

           (d) Professionals Group and its Subsidiaries, taken as a whole, shall not have suffered a material adverse change in their financial condition, operations, assets, or business prospects; and no event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on Professionals Group or upon the right of Professionals Group or any of the Professionals Group Subsidiaries to conduct their respective businesses as presently conducted.

           (e) Professionals Group shall have delivered to PPTF an opinion, dated the Closing Date, of counsel for Professionals Group, satisfactory to PPTF and its counsel, to the effect set forth on Exhibit F to this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as PPTF and its counsel may reasonably request. In rendering their opinion, counsel to Professionals Group may rely on certificates of officers of Professionals Group, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

           (f) PPTF shall have received the favorable opinion from Donaldson, Lufkin & Jenrette Securities Corporation in connection with the deliberations of its Board of Trustees approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Mergers and the other transactions contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the Eligible Members of PPTF from a financial point of view.

           (g) The book value of Professionals Group as of the last day of the calendar month immediately preceding the Closing Date (the "Professionals Group Determination Date") shall be not less than $79,162,000. Said capital and surplus shall be calculated in accordance with GAAP; provided, however, that investments shall be valued at their amortized cost on the Professionals Group Determination Date. PPTF shall receive a certificate to said effect executed by the President and Chief Executive Officer of Professionals Group.

           (h) Professionals Group and PICOM shall have executed the Assignment and Assumption Agreement.

           (i) Professionals Group shall have delivered to PPTF such other certificates and instruments as PPTF and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to PPTF under this Agreement shall be reasonably satisfactory to PPTF and its counsel.


                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

      8.1 Termination. This Agreement may be terminated at any time prior to the INSCO Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF:

           (a) by mutual consent of Professionals Group and PPTF in a written instrument, if the Board of Directors of Professionals Group and the Board of Trustees of PPTF so determine to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

           (b) by either Professionals Group or PPTF if (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of either one or both of the Mergers and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and (ii) the Board of Directors of Professionals Group or the Board of Trustees of PPTF, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

           (c) by either Professionals Group or PPTF if (i) the INSCO Merger shall not have been consummated on or before June 1, 1998, unless the failure of the INSCO Merger to be consummated by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement, and (ii) the Board of Directors of Professionals Group or the Board of Trustees of PPTF, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

           (d) by either Professionals Group or PPTF (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if (i) there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date, and (ii) the Board of Directors of Professionals Group or the Board of Trustees of PPTF, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

           (e) by Professionals Group upon written notice to PPTF if the Board of Trustees of PPTF does not, or shall indicate to Professionals Group that it is unwilling or unable to, publicly recommend in the Joint Proxy Statement that its Voting Members approve and adopt this Agreement, or if after recommending in the Joint Proxy Statement that its Voting Members approve and adopt this Agreement, the Board of Trustees of PPTF shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Professionals Group, provided that any such notice of termination must be given not later than 45 days after the later of the date Professionals Group shall have been advised by PPTF in writing that it is unable or unwilling to so recommend in the Joint Proxy

Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Professionals Group and PPTF;

           (f) by PPTF upon written notice to Professionals Group if the Board of Directors of Professionals Group does not, or shall indicate to PPTF that it is unwilling or unable to, publicly recommend in the Joint Proxy Statement that its stockholders approve and adopt this Agreement, or if after recommending in the Joint Proxy Statement that its stockholders approve and adopt this Agreement, the Board of Directors of Professionals Group shall have withdrawn, modified or amended such recommendation in any respect materially adverse to PPTF, provided that any such notice of termination must be given not later than 45 days after the later of the date PPTF shall have been advised by Professionals Group in writing that it is unable or unwilling to so recommend in the Joint Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Professionals Group and PPTF;

           (g) by Professionals Group upon written notice to PPTF if PPTF shall have authorized, recommended, publicly proposed, or publicly announced an intention to authorize, recommend or propose, or if PPTF shall have entered into an agreement with any person or entity other than Professionals
Group or PICOM to effect an Acquisition Proposal or if PPTF shall fail to publicly oppose a tender offer or exchange offer by another person or entity based on an Acquisition Proposal;

           (h) by PPTF upon written notice to Professionals Group if Professionals Group shall have authorized, recommended, publicly proposed, or publicly announced an intention to authorize, recommend or propose, or if Professionals Group shall have entered into an agreement with any person or entity other than PPTF to effect an Acquisition Proposal, or if Professionals Group shall fail to publicly oppose a tender offer or exchange offer by another person or entity based on an Acquisition Proposal;

           (i) by either Professionals Group or PPTF if any approval of the stockholders of Professionals Group or any approval of the Voting Members of PPTF required for the consummation of the Mergers shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or Voting Members or at any adjournment or postponement thereof;

           (j) by either Professionals Group or PPTF if any of the conditions specified by Article VII of this Agreement to the obligation of the terminating party have not been satisfied on the Closing Date; or

           (k) by Professionals Group if the Closing Date PPTF Disclosure Schedule discloses any change from the PPTF Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on PPTF; or by PPTF if the Closing Date Professionals Group Disclosure Schedule discloses any change from the Professionals Group Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Professionals Group; or

           (l) by either Professionals Group or PPTF if the S-4 has not been filed with the SEC by December 31, 1997, unless the failure to so file the S-4 by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement, and the Board of Directors of Professionals Group or the Board of Trustees of PPTF, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board.

      8.2 Effect of Termination. In the event of termination of this Agreement by either Professionals Group or PPTF as provided in Section 8.1 of this Agreement, (i) this Agreement shall forthwith become void and have no effect, except that Sections 6.2(b), 8.2, 8.5, 9.2, 9.3, 9.5, 9.13 and 9.16 of this
Agreement shall survive any termination of this Agreement, and (ii) none of Professionals Group, PICOM, INSCO, PPTF, any of their respective Subsidiaries or any of the officers or directors or trustees of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except as otherwise provided in Section 8.5 of this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither Professionals Group nor PPTF shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by the Board of Directors of Professionals Group and the Board of Trustees of PPTF, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Professionals Group or the Voting Members of PPTF; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Professionals Group or the Voting Members of PPTF, there may not be, without further approval of such stockholders or Voting Members, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the Eligible Members of PPTF under this Agreement other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4 Extension; Waiver. At any time prior to the INSCO Effective Time, the parties to this Agreement may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Professionals Group or the Voting Members of PPTF, there may not be, without further approval of such stockholders or Voting Members, as applicable, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the Eligible Members of PPTF under this Agreement other than as contemplated by this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      8.5  Liquidated Damages; Termination Fee.

           (a) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, PPTF shall, within ten (10) days after notice of the occurrence thereof by Professionals Group, pay to Professionals Group the sum equal to $4,500,000 plus all out-of-pocket expenses of Professionals Group, which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of Professionals Group in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 8.5: (i) at any time prior to termination of this Agreement a PPTF Acquisition Event (as defined in this Section 8.5(a)) shall occur; or (ii) Professionals Group shall terminate this Agreement pursuant to Section 8.1(e) or (g) or if PPTF fails to call and hold the meeting of its Voting Members as required by Section 6.4 of this Agreement. For purposes of this Agreement a "PPTF Acquisition Event" shall mean that PPTF shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on an Acquisition Proposal. Upon the making and receipt of such payment under this Section 8.5, PPTF shall have no further obligation of any kind under this Agreement and neither Professionals Group nor PICOM shall have any further obligation of any kind under this Agreement, except in each case under Section 8.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

           (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, Professionals Group shall, within ten (10) days after notice of the occurrence thereof by PPTF, pay to PPTF the sum equal to $4,500,000 plus all out-of-pocket expenses of PPTF, which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of PPTF in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 8.5: (i) at any time prior to termination of this Agreement a Professionals Group Acquisition Event (as defined in this Section 8.5(b)) shall occur; or
(ii) PPTF shall terminate this Agreement pursuant to Section 8.1(f) or (h) or if Professionals Group fails to call and hold the meeting of its stockholders as required by Section 6.3 of this Agreement. For purposes of this Agreement a "Professionals Group Acquisition Event" shall mean that Professionals Group shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on an Acquisition Proposal. Upon the making and receipt of such payment under this Section 8.5, Professionals Group shall have no further obligation of any kind under this Agreement and PPTF shall not have any further obligation of any kind under this Agreement, except in each case under Section 8.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.


                                   ARTICLE IX
                               GENERAL PROVISIONS

      9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Mergers (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be on the later of January 1, 1998 or five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII of this Agreement, unless extended by mutual agreement of the parties (the "Closing Date").

      9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the INSCO Effective Time, except as otherwise provided in Section 8.2 of this Agreement and except for those covenants and agreements contained in this Agreement and in any such instrument which by their terms apply in whole or in part after the INSCO Effective Time.

      9.3 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, (i) that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Mergers, shall be borne equally by Professionals Group and PPTF, and (ii) that Professionals Group will pay one-half and PPTF will pay one-half of the HSR Act filing fee.

      9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)  if to Professionals Group, or PICOM and/or INSCO to:

           Professionals Insurance Company Management Group
           4295 Okemos Road
           Okemos, Michigan 48805
           Attention:  Victor T. Adamo
           Fax: (517) 349-3127

      with copies to:

           Miller, Canfield, Paddock and Stone, P.L.C.
           1400 N. Woodward Ave., Suite 100
           Bloomfield Hills, Michigan  48304
           Attention:  Brad B. Arbuckle, Esq.
           Fax:  (248) 258-3036

      and

      (b)  if to PPTF, to:

           Physicians Protective Trust Fund
           2121 Ponce de Leon Boulevard
           Coral Gables, Florida 33114
           Attention:  Steven L. Salman
           Fax:  (305) 442-7431

      with copies to:

           Steel Hector & Davis LLP
           1900 Phillips Point West
           777 South Flagler Drive
           West Palm Beach, Florida 33401
           Attention:  Thomas G. O'Brien III, Esq.
           Fax:  (561) 655-1509

      9.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the jurisdiction in which the defendant's principal place of business is located (i.e., the State of Michigan, County of Ingham or the United States District Court for the Western District of Michigan for Professionals Group and PICOM, and the State of Florida, County of Dade or the United States District Court for the Southern District of Florida for PPTF), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      9.6 Further Assurances. At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

      9.7 Remedies Cumulative. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

      9.8 Presumptions. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

      9.9 Exhibits and Schedules. Each of the exhibits and schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

      9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Professionals Group, PPTF or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

      9.11 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.12 Entire Agreement. This Agreement amends and restates the Initial Merger Agreement and all of its terms and provisions in their entirety. It is the intent and purpose of the parties to this Agreement, by executing this Agreement, to ratify, confirm and reaffirm the Initial Merger Agreement and all of its terms and provisions as amended and restated by this Agreement.
This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

      9.13 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan, without regard to any applicable conflicts of law principles.

      9.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this

Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      9.15 Publicity. Except as otherwise required by applicable law or the rules of the NASD and the Nasdaq National Market, neither Professionals Group nor PPTF shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

      9.16 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.9, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

      9.17 Attorney Fees. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non- prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Professionals Group, PICOM, and PPTF have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                PROFESSIONALS INSURANCE COMPANY
                                 MANAGEMENT GROUP, a Michigan
                                 business corporation


                                 By:   /s/ Victor T. Adamo
                                     ---------------------------------
                                       Victor T. Adamo, Esq.
                                       President and Chief Executive
                                       Officer

                                 PICOM INSURANCE COMPANY, a Michigan
                                  stock insurance company


                                 By:   /s/ Victor T. Adamo
                                     ---------------------------------
                                       Victor T. Adamo, Esq.
                                       President and Chief Executive
                                       Officer

                                 PHYSICIANS PROTECTIVE TRUST FUND,
                                  a medical malpractice self-
                                  insurance trust fund organized
                                  under Florida Statutes Section 627.357


                                 By:   /s/ Steven L. Salman
                                     ---------------------------------
                                       Steven L. Salman, Esq.
                                       President and Chief Executive
                                       Officer

                              SCHEDULE OF EXHIBITS
                              --------------------

Exhibit A             -     Certain Definitions, Allocation Formula and Related
                            Provisions
Exhibit B             -     Lists of PPTF Trustee Participants and PPTF
                            Officers
Exhibit C             -     Assignment and Assumption Agreement
Exhibit D             -     Affiliate Letter Agreement
Exhibit E             -     Opinion of PPTF Counsel
Exhibit F             -     Opinion of Professionals Group Counsel

                                   EXHIBIT A

                              CERTAIN DEFINITIONS,
                   ALLOCATION FORMULA AND RELATED PROVISIONS

CERTAIN DEFINITIONS:

      As used in this Agreement, the words and phrases that follow, wherever capitalized in this Agreement, shall have the respective meanings that follow:

           "Eligible Member" means an owner of an insurance policy or indemnity agreement issued by PPTF who owned such insurance policy or indemnity agreement during the period beginning August 14, 1994 (three years prior the date of the Initial Merger Agreement) and ending on the record date for the meeting of Voting Members of PPTF to be called pursuant to
      Section 6.4 of this Agreement.

           "Membership Rights" shall mean the rights of Eligible Members of PPTF arising under the organizational documents thereof, the Florida Insurance Code and otherwise (including the right to vote for trustees and on other matters and to participate in any distribution of surplus on liquidation, but not necessarily including contractual rights (including the rights to be paid insurance benefits) arising under insurance policies or indemnity agreements issued by PPTF).

           "Voting Member" means a member of PPTF (as such term is used in the Florida Insurance Code in reference to members of a medical malpractice self-insurance trust fund).

ALLOCATION FORMULA:

                                   EXHIBIT B

              LISTS OF PPTF TRUSTEE PARTICIPANTS AND PPTF OFFICERS

                                                                             Number of Shares of
                                                                              Professionals Group
PPTF Trustee Participants                                     Common Stock
-------------------------                                  -------------------
Eliot H. Berg, M.D.                                                                          13,597
Louis P. Brady, M.D.                                                                          9,159
Richard G. Alper, M.D.                                                                        8,806
Kerry M. Schwartz, M.D.                                                                       8,806
Hubert G. Marinez, M.D.                                                                       8,806
George A. Segal, M.D.                                                                         8,806
Robert S. Tolmach, M.D.                                                                       8,806
Joseph C. Cauthen, M.D.                                                                       8,806
Edward S. Truppman, M.D.                                                                      8,806
Jack Wolfsdorf, M.D.                                                                          8,806


                                                                             Number of Shares of
                                                                             Professionals Group
PPTF Officers                                                                   Common Stock
-------------                                                                -------------------
Steven Salman                                                                                35,224
Bob White                                                                                     8,806
Bill Baxter                                                                                   7,486
Peggy Schemenauer                                                                             3,523
Gregg Hanson                                                                                  3,523
John Hastie                                                                                     881
David Goss                                                                                      353

                                   EXHIBIT C

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (the "Agreement") among Physicians Protective Trust Fund (the "Company"), Professionals Insurance Company Management Group ("Professionals Group"), PICOM Insurance Company ("PICOM") and Steven L. Salman (the "Executive") is effective as of _____________, 199__.

                                  WITNESSETH:

     WHEREAS, the Company and the Executive entered into an Employment Agreement effective as of October 1, 1996 (the "Executive Agreement"); and

     WHEREAS, on the Effective Date of this Agreement, the Company is being merged with and into PICOM, a wholly-owned subsidiary of Professionals Group; and

     WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the First Amended and Restated Agreement and Plan of Merger dated October 3, 1997 (the "Merger Agreement") among Professionals Group, PICOM and the Company.

     NOW, THEREFORE, for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

     1. The term of the Executive's employment under the Executive Agreement is hereby extended from September 30, 2001 to January 31, 2002.

     2. Professionals Group hereby expressly assumes the obligations of the Company under the Executive Agreement. Professionals Group hereby guarantees the performance of all obligations of the Company under the Executive Agreement. To the fullest extent permitted under the Michigan Insurance Code of 1956, as amended (the "Michigan Insurance Code"), PICOM hereby expressly assumes the obligations of the Company under the Executive Agreement; provided, however, that to the extent that PICOM is prohibited under the Michigan Insurance Code from assuming or performing the obligations of the Company under the Michigan Insurance Code, PICOM shall not be bound or obligated under the Executive Agreement.

     3. The Executive's job title will be President and Chief Executive Officer of PICOM. The Executive shall be a member of the Board of Directors of PICOM. The Executive will report directly to, and work at the direction of, the Board of Directors of PICOM. The Executive's duties (a) generally will include management of and strategic planning for PICOM, and other duties assigned to the Executive by the Board of Directors of PICOM, and (b) may change from time to time on reasonable notice based on the needs of PICOM and the Executive's skills, consistent with the Executive's background and experience, as determined by the Board of Directors of PICOM. Upon execution of this Agreement, Executive shall be appointed to the Board of Directors of Professionals Group and to the position of Chief Operating Officer of Professionals Group. Notwithstanding anything to the contrary express or implied in this Agreement or the Executive Agreement, in the event that any of the Executive's duties, positions or activities at Professionals Group or PICOM are inconsistent with any legal obligations of Executive under prior non-competition agreements of Executive, then such duties, positions or activities shall be modified so as to eliminate any such inconsistency; provided, however, that there shall be no reduction in Executive's compensation under this Agreement or the Executive Agreement.

     4. In consideration of the Executive's covenants in the Executive Agreement and in this Assignment and Assumption Agreement, and pursuant to the Stock Grant Agreement to be executed by and between Professionals Group and Executive pursuant to Section 1.28 of the Merger Agreement, Professionals Group shall issue and deliver to the Executive 28,180 shares of Professionals Group Common Stock in four equal and annual installments; provided, however, that the last such installment shall be made and delivered on or before January 30, 2002. The stock shall be [fully/not] registered with the Securities and Exchange Commission and shall [not] be freely tradeable by the Executive. The Executive agrees to comply with all securities laws in connection with the retention, sale or disposition of Professionals Group Common Stock received pursuant to this Agreement.

     5. In all other respects, the Executive Agreement is ratified and confirmed.

PHYSICIANS PROTECTIVE
TRUST FUND


By _____________________________     _______________________________
     Eliot H. Berg, M.D.                Steven L. Salman, individually
     Chairman of the Board

PROFESSIONALS INSURANCE COMPANY      PICOM INSURANCE COMPANY
MANAGEMENT GROUP


By _____________________________     By _____________________________
     Victor T. Adamo                      Victor T. Adamo
     President and Chief                  President and
      Executive Officer                   Chief Executive Officer

                                   EXHIBIT D

                       FORM OF AFFILIATE LETTER AGREEMENT



Professionals Insurance Company Management Group
PICOM Insurance Company
c/o PICOM Insurance Company
4295 Okemos Road
Okemos, Michigan 48805
Attention: Victor T. Adamo

and

Physicians Protective Trust Fund
2121 Ponce de Leon Boulevard
Coral Gables, Florida 33114
Attention: Steven L. Salman

Ladies and Gentlemen:

     Reference is made to the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 (the "Merger Agreement"), by and among Professionals Insurance Company Management Group, a Michigan business corporation ("Professionals Group"), PICOM Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Professionals Group ("PICOM"), and Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund organized under Florida statutes Section 627.357 ("PPTF") (All capitalized terms not otherwise defined in this letter are defined in this instrument as in the Merger Agreement.)

     The undersigned has been informed (i) that pursuant to the Merger Agreement and upon consummation of the INSCO Merger, among other things, the undersigned's Membership Rights in PPTF will be converted into shares of Professionals Group Common Stock; (ii) that the INSCO Merger constitutes a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); (iii) that the undersigned may be deemed to be an "affiliate" of Professionals Group, PICOM and/or PPTF within the meaning of Rule 145; and (iv) that the Membership Rights in PPTF and the shares of Professionals Group Common Stock held by the undersigned, as well as the shares of Professionals Group Common Stock which the undersigned may acquire in connection with the INSCO Merger, may only be disposed of in conformity with the provisions of this letter. In addition, the undersigned has been informed that the treatment of each of the Mergers as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of certain of the representations and the compliance with certain of the agreements set forth in this letter.

     1. The undersigned, after inquiry of any agent with discretionary power to transfer either the undersigned's Membership Rights in PPTF or the undersigned's shares of Professionals Group Common Stock, represents, warrants and covenants to Professionals Group, PICOM and PPTF, jointly and severally, as follows:

          (a) The undersigned has full power to execute this letter and to make the representations, warranties and covenants contained in this letter, and to perform his or her obligations under this letter.

          (b) The undersigned is currently the owner of the Membership Rights in PPTF described in Schedule 1 hereto and has held such Membership Rights at all times since August 14, 1997, unless otherwise set forth in
     Schedule 1.

          (c) The undersigned is currently the owner of the number of shares of Professionals Group Common Stock set forth in Schedule 2 hereto (the "Professionals Group Shares") and has held the Professionals Group Shares at all times since August 14, 1997, unless otherwise set forth in
     Schedule 2.

          (d)  The undersigned, for a period beginning not less than thirty
     (30) days prior to the INSCO Effective Time and ending on the date Professionals Group publishes financial results covering a period of at least thirty (30) days of combined operations of PPTF, PICOM and Professionals Group following the INSCO Effective Time, shall not sell, transfer or otherwise dispose of, or reduce the undersigned's risk of ownership or investment in, (i) PPTF, (ii) any of the Professionals Group Shares, or (iii) any shares of Professionals Group Common Stock received or acquired by the undersigned pursuant to, or in connection with, the INSCO Merger, or pursuant to, or in connection with, the exercise of any option, warrant or other instrument (collectively, the "Additional Professionals Group Shares"); provided, however, that the undersigned may
     (i) exchange the undersigned's Membership Rights in PPTF for shares of Professionals Group Common Stock in the INSCO Merger, and (ii) may make bona fide gifts or other dispositions without consideration of such Membership Rights or such shares of Professionals Group Common Stock so long as the recipients thereof agree not to sell, transfer or otherwise dispose of such Membership Rights in PPTF or such shares of Professionals Group Common Stock, as the case may be, except as provided in this letter.

          (e) The undersigned will not sell, transfer or dispose of any shares of Professionals Group Common Stock which the undersigned may receive or acquire in connection with the INSCO Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being the "Restricted Securities"), or any option, right or other interest with respect to the Restricted Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act as provided in Section 3 of this letter, or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act; provided, however, that the undersigned may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of such shares of Professionals Group Common Stock except as provided in this letter.

          (f) The undersigned has not engaged in a Sale of any shares of Professionals Group Common Stock at any time since August 14, 1997, unless otherwise set forth in Schedule 2.

          (g) The undersigned is not aware of or participating in any plan or intention on the part of the Eligible Members of PPTF (a "Plan") to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned's risk of ownership (by short sale or other disposition, directly or indirectly) (a "Sale"), of any shares of Professionals Group Common

     Stock to be received by Eligible Members of PPTF in connection with the INSCO Merger that will reduce ownership of Professionals Group Common Stock by such Eligible Members of PPTF to a number of shares having, in the aggregate, a value at the INSCO Effective Time of less than 50% of the total fair market value of the Membership Rights in PPTF outstanding immediately prior to the INSCO Merger. For purposes of this representation, Membership Rights disposed of in a Sale prior to the INSCO Merger and in contemplation of the INSCO Merger will be considered to be outstanding Membership Rights in PPTF immediately prior to the INSCO Merger that were exchanged for shares of Professionals Group Common Stock in the INSCO Merger and then disposed of pursuant to a Plan.

     2. Professionals Group agrees to use its best efforts to file all reports and data with the Securities and Exchange Commission (the "Commission) necessary to permit the undersigned to sell Restricted Securities pursuant to, and otherwise in conformity with, Rule 145(d) under the Securities Act.

     3. Professionals Group, PICOM and PPTF acknowledges that the provisions of Section 1(e) of this Affiliate's Agreement will be satisfied as to any Sale by the undersigned of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; provided, however, that if counsel for Professionals Group, PICOM or PPTF reasonably believes that the provisions of Rule 145 have not been complied with, or if requested by Professionals Group, PICOM and/or PPTF in connection with a proposed disposition, the undersigned shall furnish to Professionals Group, PICOM and PPTF a copy of a "no action" letter or other communication from the Commission or an opinion of counsel in form and substance satisfactory to Professionals Group, PICOM and PPTF, and their counsel, to the effect that the applicable provisions of paragraphs (c), (e),
(f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act.

     4. The undersigned understands that stop transfer instructions may be given to the transfer agent for Professionals Group with respect to the Restricted Securities, and that there may be placed on the certificates evidencing the Restricted Securities, or any substitutions therefor, a legend stating in substance:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MUST BE SOLD PURSUANT TO RULE 145(d) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE PROVISIONS OF THE SECURITIES ACT OF 1933, OR UNDER SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, INASMUCH AS THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED IN A TRANSACTION DESCRIBED IN RULE 145 BY PERSONS WHO MAY BE DEEMED TO BE "AFFILIATES" OF A PARTY TO THE TRANSACTION AND THE RESALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. CURRENTLY, UNDER RULE 145(d)(2), THIS RESTRICTION LAPSES ON __________________, 199__ (ONE (1) YEAR FROM CLOSING) UNLESS THE HOLDER OF THIS CERTIFICATE IS AN "AFFILIATE" OF THE ISSUER AT THE TIME OF SUCH SALE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP, A

     COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP."

     Professionals Group agrees that such stop transfer instructions and legend will be promptly removed if the provisions of Section 3 are complied with, or if the undersigned causes to be delivered to Professionals Group a letter from the staff of the Commission or an opinion of counsel in form and substance satisfactory to Professionals Group, and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     5. This letter shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the undersigned and any pledgee holding any Restricted Securities of the undersigned as collateral.

     IN WITNESS WHEREOF, the undersigned has executed the foregoing letter as of the _________ day of _________________, 199___.


                                   Very truly yours,



                                   ___________________________________




AGREED TO AND ACCEPTED:

Professionals Insurance Company
Management Group


_________________________________
By:       Victor T. Adamo, Esq.
Title: President and
          Chief Executive Officer


PICOM Insurance Company


_________________________________
By:       Victor T. Adamo, Esq.
Title: President and
          Chief Executive Officer


Physicians Protective Trust Fund


_________________________________
By:       Steven L. Salman, Esq.
Title: President and
          Chief Executive Officer

                                   SCHEDULE 1


Membership Rights Owned:

                                   SCHEDULE 2


Number of Professionals Group Shares Owned:





Description of Sales of Professionals Group Shares since August 14, 1997 (Description of each transaction should include date of sale, number of shares sold and sale price.):

                                   EXHIBIT E

                       FORM OF OPINION OF COUNSEL TO PPTF



                              ____________, 199___



Professionals Insurance Company
 Management Group
4295 Okemos Road
Okemos, Michigan 48864

          Re:  Physicians Protective Trust Fund ("PPTF")

Ladies and Gentlemen:

     We have acted as counsel to Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund organized under Florida Statutes Section
627.357 ("PPTF"), in connection with the transactions contemplated by that certain First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 among Professionals Insurance Company Management Group, a Michigan business corporation ("Professionals Group"), PICOM Insurance Company, a Michigan stock insurance company and a wholly-owned subsidiary of Professionals Group, and PPTF (the "Agreement"). This opinion is being rendered pursuant to Section 7.2(e) of the Agreement. (Capitalized terms not otherwise defined herein shall be defined herein as in the Agreement or in the Accord (as defined below) as the case may be.)

     Except as otherwise expressly modified herein to the contrary, this Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord and commentary thereto (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction with the Accord.

     In rendering the opinions given below, we have relied, with your permission, on the Certificate of Steven L. Salman, President and Chief Executive Officer of PPTF, attached to this Opinion Letter as Attachment A.

     In our capacity as counsel to PPTF, we have examined the S-4 filed with the Securities and Exchange Commission (the "Commission") in connection with the transactions contemplated by the Agreement and the Joint Proxy Statement included in the S-4. We have also examined signed copies of the Agreement. With respect to various questions of fact material to this opinion, we have relied upon (i) the representations and warranties made by the several parties in the Agreement and the documents referred to therein and (ii) certificates of officers of PPTF. We have also examined such certificates of public officials, documents and records of PPTF and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In the course of our examinations and investigations, we have assumed the legal capacity of natural persons. We have further assumed that each party to the Agreement has taken all steps necessary to comply with all laws, rules, orders, rulings and regulations applicable to it to permit such party to enter into and perform its obligations. Our conclusions hereunder are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent such laws, rulings and regulations are changed in the future.

     Based upon and subject to the foregoing, and subject to the qualifications, if any, that follow, it is our opinion that:

     A. PPTF is a medical malpractice self-insurance trust fund duly organized pursuant to the PPTF Charter Documents and Florida Statutes Section 627.357, and is validly existing and in good standing under the laws of the State of Florida. PPTF has the power and authority to own or lease all of its properties and assets and to carry on its business substantially as described in the Joint Proxy Statement. PPTF is duly licensed or qualified to do business (as a medical malpractice self-insurance trust fund or otherwise) only in the State of Florida. PPTF does not carry on or conduct any business (as a medical malpractice self-insurance trust fund or otherwise) in any jurisdiction other than the State of Florida. Based upon our review of the records of PPTF and certificates of public officials and officers of PPTF, and except as otherwise disclosed in the Agreement, to our Actual Knowledge, PPTF has no authorized, issued or outstanding shares of capital stock and does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any Membership Rights or any shares of capital stock or any other equity securities of PPTF or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity securities of PPTF.

     B. The only Subsidiary of PPTF is Physicians Protective Plan, Inc., a Florida corporation formerly known as "Parkway Medical & Dental Building, Inc." (the "PPTF Subsidiary"). The PPTF Subsidiary (i) is duly organized and validly existing as a corporation under the laws of the State of Florida, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on PPTF, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. PPTF owns directly all of the issued and outstanding shares of PPTF Subsidiary stock.

     C. The execution, delivery and performance of the Agreement have been duly authorized and approved by all necessary trust action on the part of PPTF, and the Agreement has been duly executed and delivered by PPTF and constitutes the valid and binding obligation of PPTF. To our Actual Knowledge, the consummation by PPTF of the transactions contemplated by the Agreement will not result in any breach or violation of, or default of a material nature under any judgment, decree, mortgage, agreement, indenture or other instrument known to us applicable to PPTF.

     D. To our Actual Knowledge, based upon receipt of approvals from Governmental Entities, certificates of public officials and officers of PPTF, all approvals of Governmental Entities required to permit the performance by PPTF of its obligations under the Agreement have been obtained and all statutory waiting periods in respect thereof have expired.

     E. Except as set forth in the PPTF Disclosure Schedule and the Closing Date PPTF Disclosure Schedule to the Agreement, to our Actual Knowledge, there is no material litigation, proceeding or governmental investigation pending against or relating to PPTF or any of its subsidiaries, its properties or businesses, or the transactions contemplated by the Agreement which will result in any material liability to PPTF or any of its subsidiaries.

     F.   The INSCO Merger constitutes a statutory merger under Sections
607.1101 and 628.451, Florida Statutes.

     The opinions set forth above are limited to the Federal law of the United States of America and the laws of the State of Florida.

     Our opinions are also subject to generally applicable rules of law which provide that agreements to indemnify a party for violations of securities laws are unenforceable.

     Pursuant to Section 21 of the Accord, the phrase "Primary Lawyer Group," as used in the Accord is hereby modified. For purposes of applying the Accord to this Opinion Letter, the Primary Lawyer Group means the lawyers of this form who have given substantive legal attention to the representation of PPTF in connection with the Agreement and the transactions contemplated by it.

     This Opinion Letter may be relied upon by Miller, Canfield, Paddock and Stone, P.L.C. for purposes of the tax opinion rendered by it to Professionals Group in connection with the transactions contemplated by the Agreement. Subject to the foregoing, this Opinion Letter may be relied upon by you only in connection with the Agreement and the transactions contemplated by the Agreement and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without our prior written consent in each such instance.

     We express no opinion as to any matter not addressed herein and no opinion as to matters addressed herein other than as expressly set forth herein.

                         Sincerely,

                         STEEL HECTOR & DAVIS LLP

                                  ATTACHMENT A

                        CERTIFICATE OF STEVEN L. SALMAN
                  AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
                        PHYSICIANS PROTECTIVE TRUST FUND

     I am the President and Chief Executive Officer of Physicians Protective Trust Fund, a self-insurance trust fund organized under Florida Statutes
Section 627.357 (the "Company"). I give this Certificate as support for factual matters contained in the opinion letter of Steel Hector & Davis LLP delivered to Professionals Insurance Company Management Group ("Professionals Group") in connection with the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 among Professionals Insurance Company Management Group, PICOM Insurance Company and the Company (the "Agreement"). All information in this Certificate is given as of today.

     1. The Company's Amended Trust Agreement dated January 1, 1987 attached to this Certificate as Exhibit A is true and correct and has not been rescinded or repealed.

     2. The Company's bylaws attached to this Certificate as Exhibit B are true and correct and have not been rescinded or repealed.

     3. The Company (a) owns, leases or manages property or (b) has employees in or (c) performs services in or (d) holds licenses issued by the State of Florida.

     4. The Company does not carry on or conduct any business (as a medical malpractice self-insurance trust fund or otherwise) in any jurisdiction other than the State of Florida.

     5. The Company has not approved dissolution and has not taken any other steps leading to its dissolution.

     6. The Company has delivered to Steel Hector & Davis LLP all of the documents that may affect the authorization of the Agreement. All of the documents delivered are true and correct and have not been rescinded or repealed.

     7. Except as previously disclosed to Professionals Group, the Company is not a party to any agreement or instrument that may adversely affect the Agreement and is not subject to any restrictions, judgments, orders, decrees, actions, claims, investigations or other proceedings that may adversely affect the transactions contemplated by the Agreement.

     8.   The Company's books and records are complete.

     9.   There are no agreements or rights to purchase the Company's assets.

     10. The Company has no authorized, issued or outstanding shares of capital stock and does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any Membership Rights or any shares of capital stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity securities of the Company.



Dated:  ________________, 199___         _______________________________________
                                                  Steven L. Salman
                                                  President and
                                                  Chief Executive Officer

                                   EXHIBIT F

               FORM OF OPINION OF COUNSEL TO PROFESSIONALS GROUP



                              ____________, 199___



Physicians Protective Trust Fund
2121 Ponce de Leon Boulevard
Coral Gables, Florida 33134

     Re:  Professionals Insurance Company Management Group

Ladies and Gentlemen:

     We have acted as counsel to Professionals Insurance Company Management Group, a Michigan business corporation ("Professionals Group"), and PICOM Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Professionals Group ("PICOM"), in connection with the transactions contemplated by that certain First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 among Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund organized under Florida Statutes Section 627.357 ("PPTF"), Professionals Group, and PICOM (the "Agreement"). This opinion is being rendered pursuant to Section 7.3(e) of the Agreement. (Capitalized terms not otherwise defined herein shall be defined herein as in the Agreement or in the Accord (as defined below) as the case may be.)

     Except as otherwise expressly modified herein to the contrary, this Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord and commentary thereto (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction with the Accord.

     In rendering the opinions given below, we have relied, with your permission, on the Certificate of Victor T. Adamo, President and Chief Executive Officer of Professionals Group, of PICOM and of [INSCO], attached to this Opinion Letter as Attachment A.

     In our capacity as counsel to Professionals Group and PICOM, we have examined the S-4 filed with the Securities and Exchange Commission (the "Commission") in connection with the transactions contemplated by the Agreement and the Joint Proxy Statement included in the S-4. We have also examined signed copies of the Agreement. With respect to various questions of fact material to this opinion, we have relied upon (i) the representations and warranties made by the several parties in the Agreement and the documents referred to therein and (ii) certificates of officers of Professionals Group, PICOM and [INSCO]. We have also examined such certificates of public officials, documents and records of Professionals Group, PICOM and [INSCO], and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In the course of our examinations and investigations, we have assumed the legal capacity of natural persons. We have further assumed that each party to the Agreement has taken all steps necessary to comply with all laws, rules, orders, rulings and regulations applicable to it to permit such party to enter into and perform its obligations. Our conclusions hereunder are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent such laws, rulings and regulations are changed in the future.

     Based upon and subject to the foregoing, and subject to the qualifications, if any, that follow, it is our opinion that:

     A. Professionals Group is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Professionals Group has the corporate power and authority to own or lease all of its properties and assets and to carry on its business substantially as described in the Joint Proxy Statement. Professionals Group is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a
Material Adverse Effect on Professionals Group.   Based upon review of
corporate records of Professionals Group and certificates of public officials and officers of Professionals Group, Professionals Group's authorized and outstanding capital stock is as set forth in the Agreement and the Professionals Group Disclosure Schedule and the Closing Date Professionals Group Disclosure Schedule, and all of the shares of its outstanding capital stock are duly and validly authorized and issued, and, except as otherwise disclosed in the Agreement, to our Actual Knowledge, there are no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character to which Professionals Group is a party relating to the capital stock of Professionals Group.

     B. PICOM is a stock insurance corporation validly existing and in good standing under the laws of the State of Michigan, and has corporate power to carry on its business in the State of Michigan. The only direct and indirect Subsidiaries of Professionals Group are PICOM, PICOM Insurance Company of Illinois, an Illinois stock insurance company and wholly-owned subsidiary of PICOM, PICOM Claims Services Corporation, a Michigan business corporation and wholly-owned subsidiary of PICOM, PICOM Financial Services Corporation, a Michigan business corporation, PICOM Insurance Agency, Inc., a Michigan business corporation, American Insurance Management Corporation, an Indiana corporation, and [INSCO], a Florida stock insurance corporation. Each Subsidiary of Professionals Group (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Professionals Group, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business substantially as described in the Joint Proxy Statement.

     C. The execution, delivery and performance of the Agreement have been duly authorized and approved by all necessary corporate action on the part of each of Professionals Group and PICOM, and the Agreement has been duly executed and delivered by each of Professionals Group and PICOM and constitutes the valid and binding obligations of each of Professionals Group and PICOM. To our Actual Knowledge, the consummation by each of Professionals Group and PICOM of the transactions contemplated by the Agreement will not result in any breach or violation of, or default of a material nature under any judgment, decree, mortgage, agreement, indenture or other instrument known to us applicable to Professionals Group or PICOM.

     D. To our Actual Knowledge, based upon receipt of approvals from Governmental Entities, certificates of public officials and officers of Professionals Group, PICOM and INSCO, all approvals of Governmental Entities required to permit the performance by Professionals Group, PICOM and INSCO, of their respective obligations under the Agreement have been obtained and all statutory waiting periods in respect thereof have expired.

     E. Except as set forth in the Professionals Group Disclosure Schedule and the Closing Date Professionals Group Disclosure Schedule to the Agreement, to our Actual Knowledge, there is no material litigation, proceeding or governmental investigation pending against or relating to Professionals Group or any of its subsidiaries, its properties or businesses, or the transactions contemplated by the Agreement which will result in any material liability to Professionals Group or any of its subsidiaries.

     F. The PICOM Merger constitutes a statutory merger under the Michigan Insurance Code.

     The opinions set forth above are limited to the Federal law of the United States of America and the laws of the State of Michigan.

     Our opinions are also subject to generally applicable rules of law which provide that agreements to indemnify a party for violations of securities laws are unenforceable.

     Pursuant to Section 21 of the Accord, the phrase "Primary Lawyer Group," as used in the Accord is hereby modified. For purposes of applying the Accord to this Opinion Letter, the Primary Lawyer Group means the lawyers of this form who have given substantive legal attention to the representation of Professionals Group, PICOM and/or [INSCO] in connection with the Agreement and the transactions contemplated by it.

     This Opinion Letter may be relied upon by Steel Hector & Davis LLP for purposes of the tax opinion rendered by it to PPTF in connection with the transactions contemplated by the Agreement. Subject to the foregoing, this Opinion Letter may be relied upon by you only in connection with the Agreement and the transactions contemplated by the Agreement and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without our prior written consent in each such instance.

     We express no opinion as to any matter not addressed herein and no opinion as to matters addressed herein other than as expressly set forth herein.


                              Sincerely,

                              MILLER, CANFIELD, PADDOCK AND
                               STONE, P.L.C.

                                  ATTACHMENT A

                         CERTIFICATE OF VICTOR T. ADAMO
                    AS PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   OF EACH OF
               PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP,
                            PICOM INSURANCE COMPANY
                                  AND [INSCO]

     I am the President and Chief Executive Officer of each of Professionals Insurance Company Management Group, a Michigan business corporation ("Professionals Group"), PICOM Insurance Company, a Michigan stock insurance company ("PICOM"), and [INSCO]. I give this Certificate as support for factual matters contained in the opinion letter of Miller, Canfield, Paddock and Stone, P.L.C. delivered to Physicians Protective Trust Fund ("PPTF") in connection with the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 among Professionals Group, PICOM and PPTF (the "Agreement"). All information in this Certificate is given as of today.

     1. The Articles of Incorporation of Professionals Group attached to this Certificate as Exhibit A are true and correct and have not been rescinded or repealed.

     2. The Articles of Incorporation of PICOM attached to this Certificate as Exhibit B are true and correct and have not been rescinded or repealed.

     3. The Articles of Incorporation of [INSCO] attached to this Certificate as Exhibit C are true and correct and have not been rescinded or repealed.

     4. The bylaws of Professionals Group attached to this Certificate as Exhibit D are true and correct and have not been rescinded or repealed.

     5. The bylaws of PICOM attached to this Certificate as Exhibit E are true and correct and have not been rescinded or repealed.

     6. The bylaws of [INSCO] attached to this Certificate as Exhibit F are true and correct and have not been rescinded or repealed.

     7. Professionals Group (a) owns, leases or manages property or (b) has employees in or (c) performs services in or (d) holds licenses issued by the State of Michigan.

     8. PICOM (a) owns, leases or manages property in Michigan, Illinois, Indiana and Ohio, or (b) has employees in Michigan, Illinois, Indiana and Ohio, or (c) performs services in Michigan, Illinois, Indiana and Ohio, or (d) holds licenses issued by each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing necessary.

     9. [INSCO] (a) owns, leases or manages property or (b) has employees in or (c) performs services in or (d) holds licenses issued by the State of Florida and the State of Michigan.

     10. None of Professionals Group, PICOM and [INSCO] has approved dissolution and none of them has taken any other steps leading to its dissolution.

     11. Each of Professionals Group, PICOM and [INSCO] has delivered to Miller, Canfield, Paddock and Stone, P.L.C. all of the documents that may affect the authorization of the Agreement. All of the documents delivered are true and correct and have not been rescinded or repealed.

     12. Except as previously disclosed to PPTF, none of Professionals Group, PICOM and [INSCO] is a party to any agreement or instrument that may adversely affect the Agreement and is not subject to any restrictions, judgments, orders, decrees, actions, claims, investigations or other proceedings that may adversely affect the transactions contemplated by the Agreement.

     13. The books and records of each of Professionals Group, PICOM and [INSCO] are complete.

     14. Except as disclosed in the Agreement, there are no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character to which Professionals Group is a party relating to the capital stock of Professionals Group.

     15. Except as disclosed in the Agreement, there are no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character to which PICOM is a party relating to the capital stock of PICOM.

     16. There are no agreements or rights to purchase the assets of Professionals Group, PICOM or [INSCO].



Dated:  ________________, 199___       _______________________________________
                                                Victor T. Adamo
                                                President and
                                                Chief Executive Officer
                                                Professionals Insurance Company
                                                 Management Group
                                                PICOM Insurance Company
                                                [INSCO]

                                   SCHEDULES


Professionals Group Disclosure Schedule
PPTF Disclosure Schedule